EXHIBIT 99.1

Dear Betawave Corporation Stockholder:

On behalf of the board of directors of Betawave Corporation, you are cordially invited to attend the 2009 Annual Meeting of Stockholders of Betawave Corporation (the “2009 Annual Meeting”) to be held on Thursday, September 17, 2009, at 8:30 a.m., Pacific Daylight Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105.

At the 2009 Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the accompanying proxy statement):

1.
to re-elect each of John Durham, Matt Freeman, Michael Jung, Richard Ling, Mark Menell, James Moloshok, Riaz Valani and Tabreez Verjee to Betawave Corporation’s board of directors to serve until his respective successor is duly elected and qualified;

2.	to ratify the selection of Rowbotham & Company LLP as Betawave Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.
to consider and vote on a proposal to approve the reincorporation of Betawave Corporation from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

4.	to consider and act upon such other business as may be properly brought before the 2009 Annual Meeting or any postponement or adjournment thereof.

You do not need to attend the 2009 Annual Meeting.  Whether or not you plan to attend the 2009 Annual Meeting, please read the accompanying proxy statement and mark, date, sign and return the enclosed proxy in the accompanying reply envelope.  If you decide to attend the 2009 Annual Meeting, please notify the inspector of elections at the 2009 Annual Meeting if you wish to vote in person and your previously-submitted proxy will be revoked and not be voted at the 2009 Annual Meeting.

Thank you for your continued support and interest in Betawave Corporation.

Very truly yours,
/s/ Matt Freeman
Matt Freeman Chief Executive Officer

September 1, 2009

BETAWAVE CORPORATION

706 MISSION STREET, 10TH FLOOR

SAN FRANCISCO, CA 94103

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

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TO THE STOCKHOLDERS OF BETAWAVE CORPORATION:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of Betawave Corporation, a Nevada corporation (the “Company”), will be held on Thursday, September 17, 2009, at 8:30 a.m., Pacific Daylight Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105 for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
to re-elect each of John Durham, Matt Freeman, Michael Jung, Richard Ling, Mark Menell, James Moloshok, Riaz Valani and Tabreez Verjee to the Company’s board of directors to serve until his respective successor is duly elected and qualified;

2.	to ratify the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.
to consider and vote on a proposal to approve the reincorporation of Betawave Corporation from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

4.	to consider and act upon such other business as may be properly brought before the 2009 Annual Meeting or any postponement or adjournment thereof.

The Company’s board of directors has fixed the close of business on August 28, 2009 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the 2009 Annual Meeting or any postponement or adjournment thereof.  A list of stockholders entitled to notice of, and to vote at, the 2009 Annual Meeting will be available for inspection at the 2009 Annual Meeting and for a period of ten days prior to the 2009 Annual Meeting during regular business hours at the Company’s executive offices located at 706 Mission Street, 10th Floor, San Francisco, CA 94103.

WHETHER OR NOT YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.  SHOULD YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED AT THE 2009 ANNUAL MEETING.  YOU MAY SUBMIT YOUR PROXY AND THEN LATER DECIDE TO ATTEND THE 2009 ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON.  YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

YOU ARE ENTITLED TO DISSENTERS’ RIGHTS UNDER NEVADA LAW WITH RESPECT TO THE PROPOSAL TO REINCORPORATE THE COMPANY FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE, PROVIDED THAT YOU STRICTLY COMPLY WITH THE PROCEDURES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ David Lorié
David Lorié Secretary and General Counsel

San Francisco, California

September 1, 2009

Accounting Treatment of the Reincorporation	36
Material United States Federal Income Tax Consequences of the Reincorporation	36
Vote Required	37
Recommendation of Our Board of Directors	38
OTHER BUSINESS	39
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	39
WHERE YOU CAN FIND MORE INFORMATION	39
APPENDIX A	A-1
Form of Plan of Conversion	A-1
Exhibit A to Plan of Conversion – Form of Delaware Certificate of Incorporation	A-A-1
Exhibit B to Plan of Conversion – Form of Delaware Certificate of Designations	A-B-1
Exhibit C to Plan of Conversion – Form of Delaware Bylaws	A-C-1
Exhibit D to Plan of Conversion – Form of Delaware Indemnification Agreement	A-D-1
APPENDIX B	B-1
Nevada Revised Statutes Sections 92A.300-92A.500	B-1

BETAWAVE CORPORATION

706 MISSION STREET, 10TH FLOOR

SAN FRANCISCO, CALIFORNIA 94103

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PROXY STATEMENT

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This proxy statement is being furnished in connection with the solicitation by Betawave Corporation, a Nevada corporation (the “Company,” “Betawave,” “we” or “us”), of proxies for the Company’s 2009 Annual Meeting of Stockholders to be held on Thursday, September 17, 2009, at 8:30 a.m., Pacific Daylight Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105 (the “2009 Annual Meeting”), and at any postponement or adjournment thereof.  Only holders of record of our common stock or our Series A preferred stock outstanding at the close of business on August 28, 2009, which is the record date for the 2009 Annual Meeting, are entitled to notice of, and to vote at, the 2009 Annual Meeting or any postponement or adjournment thereof.  These proxy solicitation materials are first being mailed on or about September 1, 2009, to all stockholders who are entitled to notice of, and to vote at, the 2009 Annual Meeting.

Purpose of the 2009 Annual Meeting

At the 2009 Annual Meeting, our stockholders will be asked to vote on the following proposals (as more fully described elsewhere in this proxy statement):

1.
to re-elect each of John Durham, Matt Freeman, Michael Jung, Richard Ling, Mark Menell, James Moloshok, Riaz Valani and Tabreez Verjee to the Company’s board of directors to serve until his respective successor is duly elected and qualified;

2.	to ratify the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.
to consider and vote on a proposal to approve the reincorporation of Betawave Corporation from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

4.	to consider and act upon such other business as may be properly brought before the 2009 Annual Meeting or any postponement or adjournment thereof.

Our board of directors is not currently aware of any other business that will be brought before the 2009 Annual Meeting.  Proxies for use at the 2009 Annual Meeting are being solicited by our board of directors.  We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing.  Should it appear desirable to do so in order to ensure adequate representation of shares at the 2009 Annual Meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by us.

Solicitation of Proxies

Our board of directors is asking for your signed proxy.  Giving us your signed proxy means that you authorize us to vote your shares at the 2009 Annual Meeting in the manner you direct in your signed proxy.  With respect to Proposal No. 1, you may mark your proxy to direct us to vote “FOR ALL” of our director nominees, “WITHOLD AS TO ALL” of our director nominees or “FOR ALL EXCEPT” some of our director nominees.  With respect to Proposal No. 2, you may mark your proxy to direct us to vote “FOR”, “AGAINST” or “ABSTAIN” on the ratification of the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  With respect to Proposal No. 3, you may mark your proxy to direct us to vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to approve the reincorporation of the Company from the State of Nevada to the State of Delaware.

Record Date

Only holders of record of our common stock or our Series A preferred stock outstanding at the close of business on August 28, 2009, which is the record date for the 2009 Annual Meeting, are entitled to notice of, and to vote at, the 2009 Annual Meeting or any postponement or adjournment thereof.  If you were a holder of record of our common stock or our Series A preferred stock outstanding at the close of business on the record date, you will be entitled to vote all of the shares you held on that date at the 2009 Annual Meeting or any postponement or adjournment thereof.

Attendance

If you are a holder of record or a beneficial owner of our common stock or our Series A preferred stock outstanding at the record date, you may attend the 2009 Annual Meeting.  You will be asked for an acceptable form of government-issued identification (such as a driver’s license) in order to gain entry to the 2009 Annual Meeting.  In addition, if you are a beneficial owner of our common stock or our Series A preferred stock outstanding at the record date, but hold your shares in “street name” through a bank, broker or other financial institution, you will be asked to provide a copy of an account statement or other acceptable evidence of ownership of such shares.

Voting

If you are a holder of record of our common stock or our Series A preferred stock outstanding at the record date, you may vote in person at the 2009 Annual Meeting or by using the enclosed proxy card.  Our board of directors recommends that you vote by proxy even if you plan to attend the 2009 Annual Meeting.  If you are a beneficial owner of our common stock or our Series A preferred stock outstanding at the record date, but hold your shares in “street name” through a bank, broker or other financial institution, you may neither vote in person at the 2009 Annual Meeting nor vote by using the enclosed proxy card.  Rather, you will need to obtain from your bank, broker or other financial institution that holds your shares in “street name” a voting instruction form containing instructions on how you can direct your bank, broker or other financial institution to vote your shares.

Voting Rights of Stockholders

With respect to each of the matters presented at the 2009 Annual Meeting or any postponement or adjournment thereof:

●	each share of our common stock outstanding at the close of business on the record date is entitled to one vote; and

●
each share of our Series A preferred stock outstanding at the close of business on the record date is entitled to one vote for each share of common stock into which such share of Series A preferred stock could then be converted.

At the close of business on the record date, each share of our Series A preferred stock then outstanding was then convertible into 20 shares of our common stock.

At the close of business on the record date, there was an aggregate of (i) 29,229,284 shares of our common stock outstanding and (ii) 7,065,293 shares of Series A preferred stock outstanding, which shares were then convertible into 141,305,860 shares of our common stock.  Accordingly, an aggregate of 170,535,144 shares representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible will be entitled to vote at the 2009 Annual Meeting.

Quorum

At the 2009 Annual Meeting, the presence, in person or represented by proxy, of the holders of not less than 50% of the outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business at the 2009 Annual Meeting.  Accordingly, the presence, in person or represented by proxy, of at least 85,267,572 shares representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible will be required to establish a quorum for the transaction of business at the 2009 Annual Meeting.  If any stockholder is present, in person or represented by proxy, at the 2009 Annual Meeting, but abstains from voting as to any matter, the shares held by such stockholder shall nevertheless be deemed present at the 2009 Annual Meeting for purposes of determining a quorum.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the 2009 Annual Meeting for purposes of determining a quorum, but otherwise shall have no effect since the shares are not entitled to vote with regard to a proposal.

Revocability of Proxies

Even after you have submitted a signed proxy, you may change your vote at any time before the signed proxy is voted at the 2009 Annual Meeting by: (i) submitting a written notice of revocation or a duly-executed proxy bearing a later date to the Secretary of the Company at Betawave Corporation, 706 Mission Street, 10th Floor, San Francisco, CA 94103, Attention: Secretary, which written notice or proxy must be received by the Secretary prior to the date of the 2009 Annual Meeting or (ii) attending the 2009 Annual Meeting in person and notifying the inspector of elections at the 2009 Annual Meeting that you wish to vote in person and revoke your previously-submitted proxy, provided that attendance at the 2009 Annual Meeting alone will not by itself revoke a previously-submitted proxy.

Recommendations of our Board of Directors

If you sign and return the enclosed proxy card but do not mark your proxy to direct us how to vote, we will vote your shares “FOR ALL” of our director nominees (as more fully described under “Proposal No. 1: Re-election of Directors” below), “FOR” the ratification of the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (as more fully described under “Proposal No. 2: Ratification of Selection of Rowbotham & Company LLP as the Company’s Independent Registered Public Accounting Firm” below) and “FOR” the proposal to approve the reincorporation of the Company from the State of Nevada to the State of Delaware (as more fully described under “Proposal No. 3: Approval of Reincorporation of the Company from the State of Nevada to the State of Delaware” below) at the 2009 Annual Meeting.  If any other business is properly brought before the 2009 Annual Meeting, the individuals named as proxies on the enclosed proxy card will vote the shares represented thereby on those matters in accordance with their best judgment.

In summary, our board of directors recommends a vote:

●	“FOR ALL” of our director nominees (as more fully described under “Proposal No. 1: Re-election of Directors” below);

●
“FOR” for the ratification of the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (as more fully described under “Proposal No. 2: Ratification of Selection of Rowbotham & Company LLP as the Company’s Independent Registered Public Accounting Firm” below); and

●
“FOR” for the proposal to approve the reincorporation of the Company from the State of Nevada to the State of Delaware (as more fully described under “Proposal No. 3: Approval of Reincorporation of the Company from the State of Nevada to the State of Delaware” below).

Costs of Solicitation

Our board of directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders.  We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals.  Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication.

Stockholders are urged to complete, sign, date and return the enclosed proxy in the envelope provided.  In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY STOCKHOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE STOCKHOLDER UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PROPOSAL NO. 1: RE-ELECTION OF DIRECTORS

General

Each of our current directors has been nominated for re-election at the 2009 Annual Meeting to serve until his respective successor is duly elected and qualified.  Our board of directors currently consists of eight members: (i) John Durham, (ii) Matt Freeman, (iii) Michael Jung, (iv) Richard Ling, (v) Mark Menell, (vi) James Moloshok, (vii) Riaz Valani and (viii) Tabreez Verjee.  Messrs. Jung, Ling and Menell were appointed to our board of directors pursuant to the terms of the investors’ rights agreement that we entered into in connection with our December 2008 financing.  See “Directors, Executive Officers, and Corporate Governance – Investors’ Rights Agreement” below.  Mr. Jung was appointed by Panorama Capital, L.P., Mr. Ling was appointed by Rembrandt Venture Partners Fund Two, L.P. and Rembrandt Venture Partners Fund Two-A, L.P. and Mr. Menell was appointed by Rustic Canyon Ventures III, L.P.  Unless otherwise specified, the enclosed proxy will be voted in favor of each person named below to serve until his respective successor is duly elected and qualified.

Our Articles of Incorporation provide that the number of directors may be increased or decreased from time to time pursuant to our Bylaws.  Our Articles of Incorporation provide that the number of directors shall not be less than four or more than eight.  Our Bylaws limit the number of directors to less than ten and provide that the exact number shall be as fixed from time to time by resolution of our board of directors.

Should one or more of these director nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as our board of directors may recommend.  Each director nominee has agreed to serve if re-elected to our board of directors, and our board of directors has no present knowledge that any of the persons named will be unavailable to serve.

Selection of Director Nominees

All of our director nominees are our current directors and were selected by our board of directors to stand for re-election at the 2009 Annual Meeting.  We have not formally designated a nominating committee.  Our board of directors intends to appoint a nominating committee and to adopt a charter relative to such committee.  Until further determination by our board of directors, our full board of directors will continue to undertake the duties of the nominating committee.

Information About Director Nominees

The following director nominees are standing for re-election at the 2009 Annual Meeting:

John Durham, age 58, Director since November 2007

John Durham joined our board of directors on November 1, 2007.  Mr. Durham is currently CEO and Managing Partner at Catalyst, which specializes in connecting emerging technology companies, publishers and brand marketers facilitating the integration of paid media, non-paid media and emerging media.  Mr. Durham was previously President of Sales & Marketing for Jumpstart Automotive Media since August 2006 and on the board of directors of Jumpstart Automotive Media since 2004.  From 2004 to 2006, Mr. Durham had served as the Executive Vice President, Business Strategy at Carat Fusion.  Prior to that, he was a founder of Pericles Communication.  Before the launch of Pericles Communication, Mr. Durham had served as Chief Operating Officer of Interep Interactive.  Prior to that, he was with Winstar Interactive/Interep Interactive, which he joined in March 1998 as Vice President of Advertising Sales.  Mr. Durham has been teaching advertising and marketing classes since 1992 and currently teaches advertising in the MBA program at the University of San Francisco.  He also founded and is the president of the Bay Area Interactive Group, an Internet industry networking group.  Mr. Durham also serves on the board of directors of ZVUE Corporation.

Matt Freeman, age 39, Director since June 2008

Matt Freeman, the Company’s Chief Executive Officer, is the former founder and Chief Executive Officer of Tribal DDB Worldwide, an interactive agency that is a part of Omnicom Group’s DDB Worldwide.  Prior to joining the Company and since 1998, Mr. Freeman served as chief executive officer of Tribal DDB Worldwide, where he helped grow the company from $5 million in annual revenue to over 1,500 employees and $250 million in annual revenue while building a global network of 45 offices spanning 28 countries.  Prior to that, from 1997 to 1998, he served as executive creative director for Modem Media/Poppe Tyson, where he helped with the merger integration between Modem Media and Poppe Tyson (since then acquired by Digitas, Inc.; now a Division of Publicis Group).  Previously, from 1995 to 1997, he was partner and executive creative director for Poppe Tyson (formerly a division of True North, now Interpublic Group), where he helped shape and scale one of the industry’s first and largest interactive agencies.  In January 2006, AdWeek named Tribal DDB Worldwide its Interactive Agency of the Year and in January 2008 Adverting Age awarded it Global Agency Network of the Year.  Both publications cited Freeman’s leadership as a critical factor in Tribal’s enduring success.  Mr. Freeman, a graduate of Dartmouth College and the NY School of Visual Arts, has been inducted into the American Advertising Federation Hall of Achievement; is the Founder of the Interactive Agency Board of the IAB, is an active Board member of the Advertising Club and the American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Modern Museum of Art (MOMA).

Michael Jung, age 40, Director since December 2008

Michael Jung joined our board of directors on December 3, 2008.  Mr. Jung is a partner at Panorama Capital.  Mr. Jung was part of the founding team at Panorama Capital in late 2005 and became a partner in November 2008.  Panorama is the successor to the venture capital program of JPMorgan Partners, which Mr. Jung joined in 2003.  Prior to working in venture capital, he was vice president of corporate strategy and development at the Exigen Group, an enterprise software and services company where he managed the company’s day-to-day business development activities.  He also served as vice president of strategic corporate development at Ask Jeeves, leading the company’s mergers and acquisitions and strategic partnership efforts.  Early in his career, Mr. Jung advised a variety of high technology companies both as an investment banker with BancBoston Robertson Stephens and as an attorney with Gunderson Dettmer.  He holds a JD and an MBA from the University of Michigan and bachelor’s degree in political economy of industrial societies from the University of California, Berkeley.

Richard Ling, age 48, Director since December 2008

Richard Ling joined our board of directors on December 12, 2008.  Mr. Ling founded Rembrandt Venture Partners in 2004.  Prior to co-founding Rembrandt, Mr. Ling was the founding CEO and Chairman of MetaLINCs Inc., an e-mail search and analytics company acquired by Seagate in 2007.  Prior to MetaLINCs Mr. Ling was the co-founder, President and CEO of AlterEgo Networks Inc., a wireless infrastructure company, acquired by Macromedia Inc. in March 2002.  Before AlterEgo, Mr. Ling led the e-Commerce product organization at Inktomi, where he was responsible for overseeing all areas of the group’s engineering and operations, including site and network operations and product development.  Mr. Ling was a co-founder, VP of Products and Engineering, and acting CTO at Impulse Buy Networks Inc., leading the development, operations and product management groups.  Impulse Buy Networks was acquired by Inktomi in 1998.

Mark Menell, age 45, Director since December 2008

Mark Menell joined our board of directors on December 12, 2008.  Mr. Menell has been a partner at Rustic Canyon since January 2000.  From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley & Co. Incorporated, including as principal and co-head of Morgan Stanley’s Technology Mergers and Acquisitions Group, in Menlo Park, CA.  Mr. Menell is a member of the board of directors of GSI Commerce, Inc. (NASDAQGS:  GSIC).

James Moloshok, age 59, Director since December 2007

James Moloshok joined us as our Executive Chairman and a director on December 18, 2007.  Prior to joining us, from 2005 to 2007, Mr. Moloshok was President of Digital Initiatives for HBO Network, where Mr. Moloshok was responsible for exploring new opportunities for the company, focusing on innovative content and fast-changing technology.  Prior to that, from 2001 to 2005, Mr. Moloshok served in various positions with Yahoo! Inc., serving most recently as Senior Vice President, Entertainment and Content Relationships, during which he helped build partnerships with movie studios, TV networks and producers.  Prior to that, Mr. Moloshok was a co-founder of Windsor Digital, an entertainment and investment company.  From 1999 to 2000, Mr. Moloshok served as president of Warner Bros.  Online and president and CEO of Entertaindom.com, an original entertainment destination for Time Warner.  From 1989 to 1999, Mr. Moloshok served as Senior Vice President of Marketing at Warner Bros. and previously held the same position at Lorimar Telepictures, a television distribution company, which was formed when Lorimar merged with Telepictures in 1986 where he was also responsible for marketing to consumers, broadcasters and advertisers.  Mr. Moloshok also serves on the board of directors of SpectrumDNA, Inc.

Riaz Valani, age 33, Director since October 2006

Riaz Valani joined our board of directors on October 27, 2006.  Mr. Valani is currently a General Partner at Global Asset Capital, LLC, where he has worked since 1997.  He previously served as Chairman of Viventures Partners SA and President of IMDI/Sonique.  Mr. Valani was a Managing Director of Global Entertainment Capital and was with Gruntal & Co. focused on private equity and asset securitizations.  Mr. Valani was one of the two investment bankers that engineered the acclaimed “David Bowie Bonds” which was awarded Euromoney’s Deal of the Year in 1997.  Mr. Valani also privatized Quorum Growth Capital, one of Canada’s leading publicly traded venture capital firms in a successful management led buyout.  Cumulatively he has several billion dollars of transactional expertise across structured finance, real estate, and private equity.  He has overseen portfolios of over fifty venture investments in technology, media, and telecom companies, and real estate investments in over twenty office and hospitality properties.  He currently serves as a director of Maritz Properties, Inc., Avex Funding Corporation and is a Charter Member of TiE.

Tabreez Verjee, age 33, Director since October 2006

Tabreez Verjee has served as the Company’s President since February 26, 2007 and has served as a director since October 27, 2006.  Mr. Verjee is currently a General Partner at Global Asset Capital, LLC, which directed more than $500 million in committed assets from leading global institutional investors across two venture capital funds and over 40 portfolio companies in the United States and Europe.  Prior to that, Mr. Verjee co-headed IMDI/Sonique and successfully negotiated its sale to Lycos.  Sonique was one of the most popular consumer Internet music applications with approximately four million unique users and status as the fifth most downloaded application on the Internet in 1999.  Mr. Verjee also brings media finance expertise to Betawave from his prior role as managing director of Global Entertainment Capital, which was a pioneer in media asset securitizations with $150 million in committed capital.  Mr. Verjee began his career as a strategy consultant at Bain & Company.  Mr. Verjee received his bachelor of science in Engineering with honors at the University of California at Berkeley.  He is currently on the board of directors of kiva.org and is a charter member of TiE.

Vote Required

Assuming the presence of a quorum at the 2009 Annual Meeting, each director nominee above will be elected by the affirmative vote of a plurality of the shares, present in person or represented by proxy, representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible.

Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more director nominees will result in the respective director nominees receiving fewer votes.  However, the number of votes otherwise received by the director nominee will not be reduced by such action.

Upon your signing and returning of the enclosed form of proxy, your shares represented thereby will be voted in the manner directed in your signed proxy, unless your signed proxy is validly revoked before it is voted at the 2009 Annual Meeting.  If you return a signed proxy but do not mark your proxy to direct us to vote “FOR ALL” of our director nominees, “WITHOLD AS TO ALL” of our director nominees or “FOR ALL EXCEPT” some of our director nominees, then your signed proxy will be voted “FOR ALL” of our director nominees as described in this Proposal No. 1.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES AS DESCRIBED IN THIS PROPOSAL NO. 1.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our directors, executive officers and key personnel.

Name	Age	Position
Matt Freeman	39	Chief Executive Officer and Director
James Moloshok	59	Executive Chairman and Director
Tabreez Verjee	33	President and Director
Lennox L. Vernon	62	Chief Accounting Officer and Director of Operations
John Durham	58	Director
Michael Jung	40	Director
Richard Ling	48	Director
Mark Menell	45	Director
Riaz Valani	33	Director

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.  There are no family relationships among our directors and executive officers.  Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal of state securities laws or commodities laws.  Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Matt Freeman, Chief Executive Officer and Director

Matt Freeman’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

James Moloshok, Executive Chairman and Director

James Moloshok’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Tabreez Verjee, President and Director

Tabreez Verjee’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Lennox L. Vernon, Chief Accounting Officer and Director of Operations

Lennox Vernon joined the Company as its Chief Accounting Officer and Director of Operations on October 30, 2006.  Mr. Vernon brings over 25 years of successful financial and operations experience to the Company.  Prior to joining the Company and since 2004, Mr. Vernon was Controller of Moderati Inc., a provider of high-impact mobile content to consumers and wireless carriers.  Previously, from 2003 to 2004, Mr. Vernon was the Controller of Optiva Inc. and from 2002 to 2003, he was the Controller of PaymentOne Corporation.  From 2000 through 2002, Mr. Vernon was a financial consultant whereby he managed financial accounting and economic projects, and completed year end reports, annual reports and proxy statements.  Mr. Vernon has also worked for many years at various software companies including Fair Isaac, as Acting CFO, at Macromedia, a developer of software tools for web publishing, multimedia and graphics, as Vice President Controller and at Pixar, a high-tech graphics and animation studio, as Corporate Controller.  Mr. Vernon graduated from San Jose State University with a Bachelor of Science, and is a certified public accountant in the State of California.

John Durham, Director

John Durham’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Michael Jung, Director

Michael Jung’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Richard Ling, Director

Richard Ling’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Mark Menell, Director

Mark Menell’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Riaz Valani, Director

Riaz Valani’s biography is set forth under “Proposal No. 1: Re-election of Directors – Information About Director Nominees,” above.

Board Committees

Our board of directors has established a compensation committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs.  The compensation committee currently consists of Mr. Jung, Mr. Menell and Mr. Durham.  Our board of directors has also established an audit committee, which oversees the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements.  The audit committee currently consists of Mr. Menell and Mr. Durham.

We have not formally designated a nominating committee.

Our board of directors intends to appoint such persons and form such committees as may be required to meet the corporate governance requirements imposed by Sarbanes-Oxley Act of 2002.  Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC.  Additionally, our board of directors is expected to appoint a nominating committee and to adopt a charter relative to such committee.  Until further determination by our board of directors, our full board of directors will undertake the duties of the nominating committee.  We do not currently have an “audit committee financial expert.”

Investors’ Rights Agreement

In December 2008, the Company completed a Series A preferred stock financing in which it raised approximately $22.5 million in gross proceeds and cancelled indebtedness representing an aggregate principal amount of approximately $5.4 million in exchange for the issuance of shares of the Company’s Series A preferred stock and warrants to purchase the Company’s common stock.  In connection with this financing, we entered into an investors’ rights agreement with Panorama Capital, L.P. (“Panorama”), Rembrandt Venture Partners Fund Two, L.P. (“Rembrandt Fund Two”), Rembrandt Venture Partners Fund Two-A, L.P. (“Rembrandt Fund Two-A” and, together with Rembrandt Fund Two, “Rembrandt”) and Rustic Canyon Ventures III, L.P. (“Rustic”).  The investors’ rights agreement includes the following provisions relating to the composition of our board of directors and our board committees:

●
each investor party to the investors’ rights agreement is required to take all actions necessary within its control and to vote all of its shares to ensure that the size of our board of directors shall be set and remain at eight directors;

●	each investor party to the investors’ rights agreement is required to take all actions necessary within its control so as to elect the following individuals to our board of directors:

●
Four representatives designated by holders of a majority of the outstanding shares of common stock issuable or issued upon conversion of the Series A preferred stock (the “Investor Directors”), (i) one of whom

●
shall be designated by Panorama for so long as Panorama shall own not less than 16,666,667 shares of the common stock issued or issuable upon conversion of Series A preferred stock, (ii) one of whom shall be designated by Rustic for so long as Rustic shall own not less than 12,500,000 shares of the common stock issued or issuable upon conversion of Series A preferred stock, (iii) one of whom shall be designated by Rembrandt for so long as Rembrandt shall own not less than 8,333,333 shares of the common stock issued or issuable upon conversion of Series A preferred stock and (iv) one of whom shall be designated by ITD and its affiliates for so long as ITD and its affiliates shall own not less than 3,088,240 shares of the common stock issued or issuable upon conversion of Series A preferred stock.

●
Two representatives of Company management (the “Common Directors”), one of whom shall be our then-current Chief Executive Officer (currently Matt Freeman) and the other of whom shall be our then-current President (currently Tabreez Verjee).

●
Two individuals who, subject to certain exceptions, are not then one of our officers or employees and who are not affiliated with holders of shares of Series A preferred stock or our management, and who are designated with the mutual agreement (in good faith) of both the Common Directors and a majority of the Investor Directors.

●
each investor party to the investors’ rights agreement is required to take all actions necessary within its control so that for as long as Panorama owns at least 16,666,667 shares of common stock issued or issuable upon conversion of Series A preferred stock (i) the compensation committee of the board shall consist of three members, at least two of which shall be Investor Directors; and (ii) each committee of the board shall include, at the option of Panorama, the member of the board designated by Panorama.

Stockholder Communication

Stockholders desiring to send a communication to our board of directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at Betawave Corporation, 706 Mission Street, 10th Floor, San Francisco, CA 94103, Attention: Secretary.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors.  The Secretary will circulate such letters to the appropriate director or directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Riaz Valani

Effective as of February 1, 2008, we entered into another one-year consulting agreement with Mr. Valani under which Mr. Valani was to provide us with business and corporate development consulting services and devote an average of 20% of his working time to provide such services.  Pursuant to the terms of the consulting agreement, on February 5, 2008, our board of directors granted to Mr. Valani, non-qualified stock options under our 2007 non-qualified stock option plan to purchase 440,000 shares of common stock, with an exercise price of $0.31 per share, which was the closing price per share of our common stock on the OTC Bulletin Board on the date of grant.  Thirty-three percent of the total amount of such options granted to Mr. Valani vested on the date of the grant and the remainder of the options granted to Mr. Valani vest monthly at the rate of 1/24th per month, provided that Mr. Valani continues to provide services to us.  In addition, the consulting agreement provides for us to pay to Mr. Valani a fee consisting of cash compensation of $8,000 per month, the payment of which was to be deferred until (i) our board of directors elects to pay the cash compensation in its discretion, (ii) the occurrence of a change in control, (iii) two years after the effective date of the consulting agreement or (iv) the date when Mr. Valani ceases to provide services to us and is no longer a member of our board of directors.  In connection with the closings under the securities purchase agreement in December 2008, we paid Mr. Valani's consulting fees and terminated the consulting agreement.

Transactions with Internet Television Distribution LLC and Technology Credit Partners, LLC

In connection with the closings under the securities purchase agreement in December 2008, Internet Television Distribution LLC (“ITD”), which is an affiliate of Mr. Verjee and Mr. Valani, exchanged (i) Subordinated Notes held by ITD in the aggregate principal amount of $1,852,941 into 463,235 shares of Series A preferred stock and related warrants to purchase 3,705,880 shares of our common stock, and (ii) warrants held by ITD to purchase 1,798,973 shares of common stock at an exercise price of $1.75 per share into 1,574,102 shares of common stock.  ITD previously purchased the Subordinated Notes and warrants from us in April and June 2008 for an aggregate purchase price of $1,575,000.

In addition, in connection with the closings under the securities purchase agreement, Technology Credit Partners, LLC (“TCP”), which is also an affiliate of Mr. Verjee and Mr. Valani, exchanged (i) Senior Notes held by TCP in the aggregate principal amount of $1,000,000 into 333,333 shares of Series A preferred stock and related warrants to purchase 2,666,664 shares of our common stock, and (ii) warrants held by TCP to purchase 93,750 shares of common stock at an exercise price of $1.75 per share into 82,032 shares of common stock.  TCP purchased the Senior Notes and warrants from various prior holders of such securities during 2008.

Transactions with James Moloshok

In connection with the closings under the securities purchase agreement in December 2008, Mr. Moloshok exchanged (i) Subordinated Notes held by Mr. Moloshok in the aggregate principal amount of $323,529.41 into 80,882 shares of Series A preferred stock and related warrants to purchase 647,056 shares of our common stock, and (ii) warrants held by Mr. Moloshok to purchase 314,108 shares of common stock at an exercise price of $1.75 per share into 274,845 shares of common stock.  Mr. Moloshok previously purchased the Subordinated Notes and warrants from us in April and June 2008 for an aggregate purchase price of $275,000.

Transactions with Catalyst Strategy, Inc., an affiliate of John Durham

In connection with a services agreement between the Company and Catalyst Strategy, Inc. (“Catalyst”), a corporation that is an affiliate of Mr. Durham, on February 28, 2008 we issued to Catalyst a warrant to purchase 50,000 shares of our common stock for a period of five years at an exercise price of $1.75 per share.  The exercise price of the warrant has subsequently been adjusted to $0.20 per share, pursuant to its exercise price adjustment provisions.  Both the services agreement and the terms of the warrant grant were approved by our board of directors following disclosure of Mr. Durham’s relationship with Catalyst.

Director Independence

Our board of directors uses the definition of “independent director” as set forth in NASDAQ Marketplace Rule 4200(a)(15) in determining whether members of our board of directors are independent.  Our board of directors has affirmatively determined that Mr. Durham, Mr. Menell, Mr. Jung and Mr. Ling is each an “independent director” as that term is set forth in NASDAQ Marketplace Rule 4200(a)(15).  Our board of directors did not consider any transactions, relationships or arrangements not disclosed pursuant to “Certain Relationships and Related Transactions” above in making its subjective determination that each of these directors is an “independent director” as that term is set forth in NASDAQ Marketplace Rule 4200(a)(15).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock (including common stock issuable upon conversion of Series A preferred stock) as of August 31, 2009.  The table sets forth the beneficial ownership of each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock, each of our directors and executive officers, and all of our directors and executive officers as a group.  The address of each director and executive officer is c/o Betawave Corporation, 706 Mission Street, 10th Floor, San Francisco, CA 94103.

Beneficial Owner	Shares of Common Stock (including Shares of Common Stock Issuable Upon Conversion of Series A Preferred Stock) Beneficially Owned		Percentage of Class of Shares Beneficially Owned(1)
Tabreez Verjee	35,452,985	(2)	60.0%
Riaz Valani	28,846,373	(3)	55.1%
James Moloshok	5,408,435	(4)	15.7%
Matt Freeman	7,118,149	(5)	19.6%
Michael Jung	70,000,000	(6)	70.5%
Richard Ling	35,000,000	(7)	54.5%
Mark Menell	52,500,000	(8)	64.2%
John Durham	351,903	(9)	1.2%
Lennox L. Vernon	233,596	(10)	0.8%
Executive Officers and Directors as Group (9 persons)	206,971,760		89.9%
______________________

(1)
Beneficial ownership percentages are calculated based on 29,229,284 shares of common stock issued and outstanding as of August 31, 2009.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  The number of shares beneficially owned by a person includes shares underlying options, warrants or other convertible securities held by that person that are currently exercisable (or convertible) or exercisable (or convertible) within 60 days of August 31, 2009.  The shares issuable pursuant to the exercise of those options, warrants or other convertible securities are deemed outstanding for computing the percentage ownership of the person holding those options, warrants or other convertible securities, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)
Includes (i) 7,513,305 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Verjee, (ii) 5,553,744 shares of common stock, 9,264,700 shares of common stock issuable upon conversion of Series A preferred stock and 3,705,880 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Internet Television Distribution LLC, of which Mr. Verjee is a member and over which Mr. Verjee and Mr. Valani have shared voting and investment power; and (iii) 82,032 shares of common stock, 6,666,660 shares of common stock issuable upon conversion of Series A preferred stock and 2,666,664 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Technology Credit Partners, LLC, of which Mr. Verjee is a member and over which Mr. Verjee and Mr. Valani have shared voting and investment power.  Excludes 12,077,803 shares underlying stock options not exercisable within 60 days of August 31, 2009 and held by Mr. Verjee.

(3)
Includes (i) 46,805 shares of common stock held by Mr. Valani, (ii) 859,888 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Valani, (iii) 5,553,744 shares of common stock, 9,264,700 shares of common stock issuable upon conversion of Series A preferred stock and 3,705,880 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Internet Television Distribution LLC, of which Mr. Valani is a member and over which Mr. Valani and Mr. Verjee have shared voting and investment power; and (iv) 82,032 shares of common stock, 6,666,660 shares of common stock issuable upon conversion of Series A preferred stock and 2,666,664 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Technology Credit Partners, LLC, of which Mr. Valani is a member and over which Mr. Valani and Mr. Verjee have shared voting and investment power.  Excludes 93,333 shares underlying stock options not exercisable within 60 days of August 31, 2009 and held by Mr. Valani.

(4)
Includes (i) 274,845 shares of common stock held by Mr. Moloshok, (ii) 2,868,894 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Moloshok, (iii) 1,617,640 shares of common stock issuable upon conversion of Series A preferred stock held by Mr. Moloshok, and (iv) 647,056 shares issuable upon exercise of warrants exercisable within 60 days of August 31, 2009.  Excludes 3,066,780 shares underlying stock options not exercisable within 60 days of August 31, 2009 and held by Mr. Moloshok.

(5)
Includes 7,118,149 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Freeman.  Excludes 22,462,762 shares underlying stock options not exercisable within 60 days of August 31, 2009 held by Mr. Freeman.

(6)
Includes 50,000,000 shares of common stock issuable upon conversion of Series A preferred stock and 20,000,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Panorama Capital, L.P.  Mike Jung serves as a Member of Panorama Capital Management, LLC, the general partner of Panorama Capital, L.P.  He shares voting control and dispositive power over the shares but disclaims beneficial ownership, except to the extent of his proportionate pecuniary interest therein.

(7)
Includes 25,000,000 shares of common stock issuable upon conversion of Series A preferred stock and 10,000,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Rembrandt Venture Partners Fund Two, L.P. and Rembrandt Venture Partners Fund Two-A, L.P.  Richard Ling serves as a Member of Rembrandt Venture Partners Fund Two, LLC, the general partner of Rembrandt Venture Fund Two, L.P. and Rembrandt Venture Fund Two-A, L.P.  He shares voting control and dispositive power over the shares but disclaims beneficial ownership, except to the extent of his proportionate pecuniary interest therein.

(8)
Includes 37,500,000 shares of common stock issuable upon conversion of Series A preferred stock and 15,000,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of August 31, 2009 held by Rustic Canyon Ventures III, L.P.  Mark Menell serves as a Member of Rustic Canyon GP III, LLC, the general partner of Rustic Canyon Ventures III, L.P.  He shares voting control and dispositive power over the shares but disclaims beneficial ownership, except to the extent of his proportionate pecuniary interest therein.

(9)
Includes (i) 2,800 shares of common stock held by Mr. Durham, (ii) 299,103 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Durham and (iii) 50,000 shares of common stock issuable upon exercise of a warrant exercisable within 60 days of August 31, 2009 held by Catalyst SF, of which Mr. Durham is a member and over which he has shared voting and investment power. Excludes 275,085 shares underlying stock options not exercisable within 60 days of August 31, 2009 held by Mr. Durham.

(10)
Includes 233,596 shares underlying stock options exercisable within 60 days of August 31, 2009 held by Mr. Vernon.  Excludes 621,218 shares underlying stock options not exercisable within 60 days of August 31, 2009 held by Mr. Vernon.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended December 31, 2008 and 2007 for (i) all individuals serving as our principal executive officer and our principal financial officer during fiscal year ended December 31, 2008 and (ii) our two most highly compensated executive officers other than our principal executive officer, each of whom was serving as one of our executive officers at the end of the fiscal year ended December 31, 2008 and whose total compensation for the fiscal year ended December 31, 2008 exceeded $100,000.  Such officers are referred to herein as our “Named Executive Officers.”

Executive Compensation

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary (S)	Bonus (S)	Stock Awards	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matt Freeman (2)	2008	$250,131	—	—	$3,258,678	—	—	—	3,508,809
Chief Executive Officer (Principal Executive Officer)
Michael Downing (3)	2008	$88,566	—	—	—	—	—	$100,000	$188,566
Former Chief Executive Officer (Former Principal Executive Officer)	2007	$175,000	—	—	—	—	—	—	$175,000
Lennox L. Vernon	2008	$160,000	—	—	$72,632	—	—	—	$232,632
Chief Accounting Officer and Director of Operations	2007	160,000	—	—	$13,117	—	—	—	$173,117
James Moloshok (4)	2008	—	—	—	$432,023	—	—	$240,000	$672,023
Executive Chairman
Tabreez Verjee	2008	$175,000		—	2,139,078	—	—	—	2,244,676
President	2007	$148,264	$100,000	—	—	—	—	—	$248,264
________________________________________

(1)
The amounts shown in this column represent the compensation costs of stock options for financial reporting purposes for fiscal years 2008 and 2007 under FAS 123(R), rather than an amount paid to or realized by the named executive officer.  The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable.  The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable.  Compensation costs shown in this column reflect ratable amounts expensed for grants that were made in fiscal years 2008 and 2007.  There can be no assurance that the FAS 123(R) amounts will ever be realized.

(2)	Mr. Freeman was appointed as our Chief Executive Officer on June 4, 2008. Mr. Freeman was not one of our Named Executive Officers for fiscal year 2007.

(3)
Mr. Downing resigned as our Chief Executive Officer on June 4, 2008.  The $100,000 appearing under "All Other Compensation" for fiscal year 2008 reflects the amount earned by Mr. Downing during such fiscal year under his independent contractor agreement dated as of June 4, 2008, pursuant to which he agreed to provide limited consulting services to us for a period of one year in exchange for a total of $120,000, payable in monthly installments through February 1, 2009.

(4)
Mr. Moloshok was not one of our Named Executive Officers for fiscal year 2007.  The $240,000 appearing under "All Other Compensation" reflects the amount earned by Mr. Moloshok during fiscal year 2008 under his consulting agreement dated as of December 18, 2007

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2008

The following table sets forth the stock option and stock awards of each of our Named Executive Officers outstanding at the end of fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2008

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Inventive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)
Matt Freeman	416,667	2,083,333	(1)	—	$0.23	6/5/2018	—	$—	—	$—
	416,667	2,083,333	(2)	—	$0.80	6/5/2018	—	$—	—	$—
	—	21,795,024	(3)	—	$0.20	12/2/2018	—	$—	—	$—
	—	999,441	(4)	—	$0.60	12/2/2018	—	$—	—	$—
	—	999,441	(5)	—	$0.80	12/2/2018	—	$—	—	$—
	—	999,441	(6)	—	$1.00	12/2/2018	—	$—	—	$—
	—	999,441	(7)	—	$1.20	12/2/2018	—	$—	—	$—
	—	999,441	(8)	—	$1.40	12/2/2018	—	$—	—	$—
Michael Downing	150,000	150,000	(9)	—	$0.23	6/4/2018	—	$—	—	$—
James Moloshok	881,250	618,750	(10)	—	$0.23	12/18/2017	—	$—	—	$—
	906,323	2,718,970	(11)	—	$0.20	12/2/2018	—	$—	—	$—
	—	235,641	(12)	—	$0.60	12/2/2018	—	$—	—	$—
	—	235,641	(13)	—	$0.80	12/2/2018	—	$—	—	$—
	—	235,641	(14)	—	$1.00	12/2/2018	—	$—	—	$—
	—	235,641	(15)	—	$1.20	12/2/2018	—	$—	—	$—
	—	235,641	(16)	—	$1.40	12/2/2018	—	$—	—	$—
Tabreez Verjee	1,296,296	1,203,704	(17)	—	$0.35	2/1/2018	—	$—	—	$—
	3,364,763	10,094,289	(18)	—	$0.20	12/2/2018	—	$—	—	$—
	—	999,441	(19)	—	$0.60	12/2/2018	—	$—	—	$—
	—	999,441	(20)	—	$0.80	12/2/2018	—	$—	—	$—
	—	999,441	(21)	—	$1.00	12/2/2018	—	$—	—	$—
	—	999,441	(22)	—	$1.20	12/2/2018	—	$—	—	$—
	—	999,441	(23)	—	$1.40	12/2/2018	—	$—	—	$—
Lennox L. Vernon	33,854	28,646	(24)	—	$1.50	10/30/2016	—	$—	—	$—
	31,250	43,750	(25)	—	$0.37	10/24/2017	—	$—	—	$—
	—	599,363	(26)	—	$0.20	12/2/2018	—	$—	—	$—
	—	38,494	(27)	—	$0.60	12/2/2018	—	$—	—	$—
	—	38,494	(28)	—	$0.80	12/2/2018	—	$—	—	$—
	—	38,494	(29)	—	$1.00	12/2/2018	—	$—	—	$—
	—	38,494	(30)	—	$1.20	12/2/2018	—	$—	—	$—
	—	38,494	(31)	—	$1.40	12/2/2018	—	$—	—	$—
____________
(1)	These stock options vest monthly from June 2008 through June 2011.
(2)	These stock options vest monthly from June 2008 through June 2011.
(3)	These stock options vest monthly from January 2009 through June 2012.
(4)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(5)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(6)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(7)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(8)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(9)	These stock options vest monthly from June 2008 through June 2009.
(10)	These stock options vest monthly from December 2007 through December 2009.
(11)	These stock options vest monthly from January 2009 through June 2012.
(12)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(13)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(14)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(15)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(16)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(17)	These stock options vest monthly from February 2008 through February 2011.
(18)	These stock options vest monthly from January 2009 through June 2012.
(19)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(20)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(21)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(22)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(23)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(24)	These stock options vest monthly from October 2006 through October 2010.
(25)	These stock options vest monthly from October 2007 through October 2010.
(26)	These stock options vest monthly from January 2009 through June 2012.
(27)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(28)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(29)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(30)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

(31)
These stock options vest only upon the earlier of a liquidation event or a firmly underwritten public offering of our common stock at a price per share equal to or greater than $0.40 and pursuant to which all of our common stock issuable upon conversion of the Series A preferred stock and upon exercise of the warrants held by the investors party to the December 3, 2008 securities purchase agreement will be sold.

Director Compensation for Fiscal Year 2008

The compensation paid by us to non-employee directors for fiscal year 2008 is set forth in the table below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Durham(2)	$29,625	$—	$23,492	$—	$—	$—	$53,117
Peter Guber	$—	$—	$257,832	$—	$—	$—	257,832
Michael Jung	$—	$—	$—	$—	$—	$—	—
Richard Ling	$—	$—	$—	$—	$—	$—	—
Mark Menell	$—	$—	$—	$—	$—	$—	—
Riaz Valani (3)	$88,000	$—	$179,800	$—	$—	$—	$267,800
________________

(1)
The amounts shown in this column represent the compensation costs of stock options for financial reporting purposes for fiscal years 2008 and 2007 under FAS 123(R), rather than an amount paid to or realized by the director.  The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable.  The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable.  Compensation costs shown in the column “Option Awards” reflect ratable amounts expensed for grants that were made in fiscal years 2008 and 2007.  There can be no assurance that the FAS 123(R) amounts will ever be realized.

(2)	Represents compensation paid to Catalyst Strategy, Inc., a corporation that is an affiliate of Mr. Durham, pursuant to a services agreement between our company and Catalyst.

(3)	Mr. Valani earned fees and was granted stock options pursuant to a consulting agreement entered into with our company dated February 1, 2008.

Employment Agreements with Our Named Executive Officers

Matt Freeman

Mr. Freeman entered into a new employment agreement, dated as of December 3, 2008, which supersedes his prior employment agreement dated June 5, 2008.  His employment agreement provides for a salary at the monthly rate of $50,000, less standard payroll deductions and tax withholdings.  In addition, under the terms of the employment agreement, in connection with the closings of our December 2008 preferred stock financing, Mr. Freeman will receive a bonus payment of $75,000 if he remains with the Company until the one-year anniversary of his start date.  Mr. Freeman is eligible to receive incentive compensation of up to $150,000 per year, contingent upon attainment of performance targets to be mutually agreed upon with the Board.

The term of Mr. Freeman’s employment as our Chief Executive Officer is indefinite, subject to termination by either party in accordance with the terms of the employment agreement.  We may terminate Mr. Freeman at any time, without notice, for any reason or no reason at all.  Pursuant to the terms of his employment agreement, in the event that Mr. Freeman’s employment is terminated by us other than for cause, death or disability, Mr. Freeman is eligible to receive, among other things, severance payments, in the form of a salary continuation, equal to one year’s base salary (subject to reduction to six months if Mr. Freeman finds subsequent employment prior to the expiration of the twelve month period) and an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire on the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement.  If Mr. Freeman’s employment is terminated by death or disability, Mr. Freeman is entitled to receive an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire upon the earlier of three years after such termination or the expiration date set forth in the applicable stock option agreement.  In the event of a “change of control,” 50% of any unvested options granted to Mr. Freeman shall become fully vested immediately prior to the occurrence of the change of control.  In addition, if there is a “change of control” before Mr. Freeman’s service terminates and if Mr. Freeman’s employment is terminated without cause or resigns for good reason within 12 months of the “change of control,” then in addition to the foregoing vesting of any unvested options, any remaining unvested options shall vest immediately prior to the termination of employment.  Mr. Freeman shall have 36 months from such separation of employment to exercise his vested options (provided that no such exercise period shall extend beyond the maximum term specified in the applicable stock option agreement).

James Moloshok

On December 10, 2008, we entered into an employment agreement with James Moloshok.  Mr. Moloshok had previously served as a consultant to us since December 18, 2007.  Under the terms of the employment agreement, Mr. Moloshok is required to devote an average of 30 hours per week to his work for us for an indefinite term, subject to termination by either party in accordance with the terms of the employment agreement.  We may terminate Mr. Moloshok at any time without notice, for any reason or no reason at all.

The employment agreement provides that Mr. Moloshok will be paid a base monthly salary of $20,000, less standard payroll deductions and tax withholdings.  Under the employment agreement, Mr. Moloshok will also be eligible to (i) receive incentive compensation of $100,000 per year, contingent upon attainment of performance targets to be agreed to with our board of directors and (ii) participate in an incentive compensation plan to be established by our board of directors under which Mr. Moloshok will be eligible to receive up to 150,000 fully vested shares of restricted stock per year, contingent upon attainment of performance targets to be agreed to with our board of directors.  In the event Mr. Moloshok’s employment is terminated by us other than for cause, death or disability, or if Mr. Moloshok resigns for good reason, the employment agreement provides for a severance payment of $120,000 and an additional six months of vesting on any options, restricted stock or restricted stock units awarded to Mr. Moloshok.  In the event of a “change of control” before Mr. Moloshok’s service terminates, any unvested options, restricted stock, and restricted stock unit awards granted to Mr. Moloshok will immediately become fully vested.

Tabreez Verjee

On December 3, 2008, we entered into an amended and restated employment agreement with Tabreez Verjee, which supersedes and replaces his prior employment agreement dated February 26, 2007.  Mr. Verjee’s employment agreement provides that Mr. Verjee will devote 95% of his time to the performance of his duties to us as President for a salary at the monthly rate of $17,500, less standard payroll deductions and tax withholdings.  Mr. Verjee will also be eligible to receive incentive compensation of up to $100,000 per year, contingent upon attainment of performance targets to be mutually agreed upon with the Board.

The term of Mr. Verjee’s employment as our President is indefinite, subject to termination by either party in accordance with the terms of the amended and restated employment agreement.  We may terminate Mr. Verjee at any time, without notice, for any reason or no reason at all.  Pursuant to the terms of his amended and restated employment agreement, in the event that Mr. Verjee’s employment is terminated by us other than for cause, death or disability, Mr. Verjee is eligible to receive, among other things, severance payments, in the form of a salary continuation, equal to one year’s base salary (subject to reduction to six months if Mr. Verjee finds subsequent employment prior to the expiration of the twelve month period) and any unvested options awarded to Mr. Verjee will fully and immediately vest, which, to the extent unexercised, will expire on the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement.  If Mr. Verjee’s employment is terminated by death or disability, Mr. Verjee’s unvested options will become fully vested which, to the extent unexercised, will expire upon the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement.  In the event of a “change of control,” 50% of any unvested options granted to Mr. Verjee shall become fully vested immediately prior to the occurrence of the change of control.  In addition, if there is a “change of control” before Mr. Verjee’s service terminates and if Mr. Verjee’s employment is terminated without cause or resigns for good reason within 12 months of the “change of control,” then in addition to the foregoing vesting of any unvested options, any remaining unvested options shall vest immediately prior to the termination of employment.  Mr. Verjee shall have 36 months from such separation of employment to exercise his vested options (provided that no such exercise period shall extend beyond the maximum term specified in the applicable stock option agreement).

Lennox L. Vernon

On December 10, 2008, we entered into an amended and restated employment agreement with Lennox L. Vernon, which supersedes and replaces his previous employment agreement dated October 30, 2006.  His amended and restated employment agreement provides that Mr. Vernon will serve as our Chief Accounting Officer and Director of Operations at an annual base salary of $160,000, less standard payroll deductions and tax withholdings.  Mr. Vernon is also eligible to receive annual bonus payments of up to 15% of his base salary, contingent upon meeting certain goals determined by the CEO.  Subsequently, Mr. Vernon’s annual base salary was increased to $168,000.

The term of Mr. Vernon’s employment as our Chief Accounting Officer and Director of Operations is indefinite, subject to termination by either party in accordance with the terms of the amended and restated employment agreement.  We may terminate Mr. Vernon at any time upon 30 days’ notice, for any reason or no reason at all.  Pursuant to the terms of his amended and restated employment agreement, in the event that Mr. Vernon’s employment is terminated by us other than for cause, death or disability, Mr. Vernon is eligible to receive, among other things, severance payments in the form of a salary continuation equal to three months’ base salary.  Generally, if Mr. Vernon’s employment is terminated by us for or without cause, by Mr. Vernon with or without good reason, or by death or disability, Mr. Vernon’s unvested options will immediately expire.  If there is a “change of control” before Mr. Vernon’s service terminates, and if Mr. Vernon’s employment is terminated without cause or if Mr. Vernon resigns for good reason within 12 months of the “change of control,” any unvested options granted to Mr. Vernon will immediately become fully vested.  Any unexercised vested options will expire one month after the termination of Mr. Vernon’s employment.

Michael Downing

On October 27, 2006, we entered into an employment agreement with Michael Downing pursuant to which Mr. Downing served as our President and Chief Executive Officer.  Mr. Downing’s employment agreement provided for a term of four years, subject to annual renewal thereafter, with an annual base salary of $175,000 and a bonus subject to our achieving our target performance levels as approved by our board of directors or the compensation committee thereof.  Pursuant to the employment agreement, on October 27, 2006 Mr. Downing received an option grant from our 2006 equity incentive plan, to acquire 500,000 shares of our common stock at a price of $1.50 per share, which was the fair market value of our common stock on the date of grant.  One-third (1/3) of the options vest upon the first anniversary of the date of grant.  An additional one-thirty sixth (1/36) of the options vest on the last day of each month thereafter.  Under the agreement, Mr. Downing was subject to traditional non-competition and employee non-solicitation restrictions while he was employed by us.  Mr. Downing and his spouse and dependents were entitled to participate in our benefit plans in substantially the same manner, including but not limited to responsibility for the cost thereof, and at substantially the same levels as we make such opportunities available to all of our managerial or salaried executive employees and their dependents.

On February 26, 2007, in conjunction with Mr. Downing’s resignation as president, we and Mr. Downing entered into an amendment to his employment agreement.  The amendment clarified that Mr. Downing was no longer our President but continued to serve as our Chief Executive Officer.  The amendment also provided that the appointment of Tabreez Verjee as our president did not constitute good reason for Mr. Downing to terminate his employment with us under his employment agreement.

Mr. Downing’s employment was terminated effective as of June 4, 2008.  As a result, the above option was canceled.

In connection with Mr. Downing’s resignation as our Chief Executive Officer and a director, on June 4, 2008, we and Mr. Downing entered into a Separation Agreement and Mutual Release pursuant to which, among other things: (i) we agreed to pay Mr. Downing all accrued salary and all accrued and unused vacation benefits earned through June 4, 2008, subject to standard payroll deductions, withholding taxes and other obligations; (ii) we agreed to forgive outstanding debt in the amount of $17,876.05 owed by Mr. Downing to us; (iii) the parties agreed to cancel an outstanding stock option previously granted to Mr. Downing to purchase 500,000 shares of our common stock; and (iv) the parties agreed to terminate Mr. Downing’s existing employment agreement and to release each other from any and all claims that they may have against each other.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF ROWBOTHAM & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Rowbotham & Company LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009.  Rowbotham & Company LLP has been our independent registered public accounting firm since November 1, 2006.  Prior to that, Rowbotham & Company LLP served as the independent auditors for GoFish Technologies, Inc., the business of which was acquired by GoFish Corporation (GoFish Corporation is the former name of Betawave Corporation) in connection with the reverse merger and related transactions completed in October 2006.

In the event our stockholders fail to ratify the selection of Rowbotham & Company LLP, our board of directors will reconsider the selection.  Even if the selection is ratified, our board of directors in its discretion may direct the selection of a different independent registered public accounting firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our stockholders.

Audit Fees

Set forth below is a summary of aggregate fees billed by Rowbotham & Company LLP for services in the fiscal years ended December 31, 2008 and 2007.  In determining the independence of Rowbotham & Company LLP, our board of directors acting as the audit committee considered whether the provision of non-audit services is compatible with maintaining Rowbotham & Company LLP’s independence.

	2008	2007
Audit Fees(1)(2)	$179,614 (1)	$326,323 (2)
Audit-Related Fees	—	—
Tax Fees	32,837	—
All Other Fees	—	—
Total Fees	$212,451	$326,323
_________________________

(1)
The total amount of audit fees and reimbursement of expenses billed by Rowbotham & Company LLP for the fiscal year ended December 31, 2008 was $179,614 for the audits performed during such fiscal year, the reviews of the quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
The total amount of audit fees and reimbursement of expenses billed by Rowbotham & Company LLP for the fiscal year ended December 31, 2007 was $326,323 for the audits performed during such fiscal year, the reviews of the quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Vote Required

Assuming the presence of a quorum at the 2009 Annual Meeting, the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 will be ratified by stockholders by the affirmative vote of a majority of the shares, present in person or represented by proxy, representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible.

Broker non-votes, if any, with respect to this Proposal No. 2 will be treated as neither a vote “FOR” nor a vote “AGAINST” the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present.  However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the 2009 Annual Meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the 2009 Annual Meeting has the same legal effect as a vote “AGAINST” the matter because it represents a share present in person or represented by proxy at the 2009 Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this Proposal No. 2.

Upon your signing and returning of the enclosed form of proxy, your shares represented thereby will be voted in the manner directed in your signed proxy, unless your signed proxy is validly revoked before it is voted at the 2009 Annual Meeting.  If you return a signed proxy but do not mark your proxy to direct us to vote “FOR”, “AGAINST” or “ABSTAIN” with respect to this Proposal No. 2, then your signed proxy will be voted “FOR” the ratification of the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 as described in this Proposal No. 2.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ROWBOTHAM & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 AS DESCRIBED IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3: APPROVAL OF REINCORPORATION OF THE COMPANY FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE

In this section of the proxy statement, we sometimes refer to the Company as a Nevada corporation before reincorporation as “Betawave Nevada” and the Company as a Delaware corporation after reincorporation as “Betawave Delaware”.

Our board of directors has unanimously approved and recommends to our stockholders this Proposal No. 3 to change the Company’s state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”).  If our stockholders approve this Proposal No. 3, we will accomplish the Reincorporation by domesticating in Delaware as provided in the Delaware General Corporation Law, as amended (the “DGCL”), and the Nevada Revised Statutes, as amended (the “NRS”).

Summary

Assuming that stockholder approval of this Proposal No. 3 is obtained and the Reincorporation becomes effective:

●
the affairs of the Company will cease to be governed by Nevada corporation laws, the Company’s existing articles of incorporation and the Company’s existing by-laws and will become subject to Delaware corporation laws, a new certificate of incorporation, a new certificate of designations and new bylaws, as more fully described below;

●
the resulting Delaware corporation (i.e. Betawave Delaware) will (i) be deemed to be the same entity as Betawave Nevada for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of Betawave Nevada, (iii) continue to possess all of the properties of Betawave Nevada, and (iv) continue to have all of the debts, liabilities and obligations of Betawave Nevada;

●
each outstanding (i) share of Betawave Nevada common stock will continue to be an outstanding share of Betawave Delaware common stock, (ii) share of Betawave Nevada Series A preferred stock will continue to be an outstanding share of Betawave Delaware Series A preferred stock, and (iii) option, warrant or other right to acquire shares of Betawave Nevada common stock will continue to be an outstanding option, warrant or other right to acquire shares of Betawave Delaware common stock;

●
each employee benefit plan, incentive compensation plan or other similar plan of Betawave Nevada will continue to be an employee benefit plan, incentive compensation plan or other similar plan of Betawave Delaware; and

●	each director and officer of Betawave Nevada will continue to hold their respective offices with Betawave Delaware.

General Information

Our board of directors has adopted a plan of conversion substantially in the form attached as Appendix A to this proxy statement (the “Plan of Conversion”) to accomplish the Reincorporation.  Assuming the presence of a quorum at the 2009 Annual Meeting, this Proposal No. 3 will be approved by stockholders by the affirmative vote of a majority of the shares, present in person or represented by proxy, representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible.  Assuming that stockholder approval of this Proposal No. 3 is obtained, the Company will file with the Nevada Secretary of State articles of conversion in form reasonably acceptable to any officer of the Company (the “Nevada Articles of Conversion”) and will file with the Delaware Secretary of State (i) a certificate of conversion in form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”), (ii) a certificate of incorporation, which will govern the Company as a Delaware corporation, substantially in the form attached as Exhibit A to the Plan of Conversion (the “Delaware Certificate of Incorporation”) and (iii) a certificate of designations substantially in the form attached as Exhibit B to the Plan of Conversion (the “Delaware Certificate of Designations”).  In addition, assuming that stockholder approval of this Proposal No. 3 is obtained, our board of directors will adopt bylaws for Betawave Delaware substantially in the form attached as Exhibit C to the Plan of Conversion (the “Delaware Bylaws”), and the Company will enter into a new indemnification agreement with each director and officer of Betawave Delaware based upon provisions of Delaware law substantially in the form attached as Exhibit D to the Plan of Conversion (the “Delaware Indemnification Agreement”).  Approval of this Proposal No. 3 by our stockholders will constitute approval of the Plan of Conversion, the Delaware Certificate of Incorporation, the Delaware Certificate of Designations, the Delaware Bylaws and the Delaware Indemnification Agreement.

The Reincorporation will not affect the trading of the shares of the Company’s common stock on the NASD’s OTC Bulletin Board under the same symbol “BWAV.OB.”  Betawave Delaware will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Stockholders who own shares of Betawave Nevada common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in Betawave Delaware after the Reincorporation, and stockholders holding restricted shares of Betawave Nevada common stock prior to the Reincorporation will continue to hold their shares in Betawave Delaware after the Reincorporation subject to the same restrictions on transfer to which their shares are presently subject.  In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its stockholders.

Reasons for the Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws.  The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the NRS.

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Nevada courts have not considered.  Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing our board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The Reincorporation may also make it easier to attract future candidates willing to serve on our board of directors because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

In addition, in the opinion of our board of directors, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.  Based on publicly available data, over half of publicly-traded corporations in the United States and more than 60% of the Fortune 500 companies are incorporated in Delaware.

Changes as a Result of Reincorporation

If this Proposal No. 3 is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation.”  The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Betawave Delaware.  The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.  Further, the directors and officers of Betawave Nevada immediately prior to the Reincorporation will be the directors and officers of Betawave Delaware immediately after the Reincorporation, and the subsidiaries of Betawave Nevada immediately prior to the Reincorporation will be the subsidiaries of Betawave Delaware immediately after the Reincorporation.

The Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by Betawave Nevada.  The Plan of Conversion provides that the Company will convert into a Delaware corporation and will be subject to all of the provisions of the DGCL.  By virtue of the conversion, all of the rights, privileges and powers of Betawave Nevada, all property owned by Betawave Nevada, all debts due to Betawave Nevada and all other causes of action belonging to Betawave Nevada immediately prior to the conversion will remain vested in Betawave Delaware following the conversion.  In addition, by virtue of the conversion, all debts, liabilities and duties of the Company immediately prior to the conversion will remain attached to Betawave Delaware following the conversion.  Each director and officer of Betawave Nevada will continue to hold their respective offices with Betawave Delaware.  Betawave Delaware will remain as the same entity following the conversion.

If this Proposal No. 3 is approved, it is anticipated that our board of directors will cause the Reincorporation to be effected as soon as practicable thereafter.  However, the Reincorporation may be delayed by our board of directors or the Plan of Conversion may be terminated and abandoned by action of our board of directors at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if our board of directors determines for any reason that such delay or termination would be in the best interests of Betawave and its stockholders.  If this Proposal No. 3 is approved by our stockholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State, as applicable) of the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Certificate of Designations.

Betawave Nevada stockholders will not be required to exchange their Betawave Nevada stock certificates Betawave Nevada for new Betawave Delaware stock certificates.  Following the effective time of the Reincorporation, any Betawave Nevada stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Betawave Delaware stock certificates.  Betawave stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

If we fail to obtain the requisite vote of stockholders for approval of this Proposal No. 3, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and governed by Nevada corporation laws, the Company’s existing articles of incorporation and the Company’s existing by-laws.

Description of the Company’s Capital Stock Upon the Effectiveness of the Reincorporation

Assuming that stockholder approval of this Proposal No. 3 is obtained and the Reincorporation becomes effective, the Company will convert into Betawave Delaware, which is a corporation that is incorporated in the State of Delaware.  The rights of stockholders of Betawave Delaware will generally be governed by Delaware law, the Delaware Certificate of Incorporation, the Delaware Certificate of Designations and the Delaware Bylaws.  The following is a description of the capital stock of Betawave Delaware as of and upon the effectiveness of the Reincorporation.  This description is not intended to be complete and is qualified in its entirety by reference to Delaware law, including the DGCL, and the full texts of the Delaware Certificate of Incorporation, the Delaware Certificate of Designations and the Delaware Bylaws, copies of which are attached hereto as Exhibits A, B and C, respectively, to the Plan of Conversion, which is attached as Appendix A to this proxy statement.

General

Upon the effectiveness of the Reincorporation, the authorized capital of Betawave Delaware will continue to be 410,000,000 shares of capital stock, of which there will continue to be authorized 400,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Description of Common Stock

Upon the effectiveness of the Reincorporation, Betawave Delaware will continue to be authorized to issue 400,000,000 shares of common stock, 29,229,284 shares of which will continue to be issued and outstanding.

Upon the effectiveness of the Reincorporation, subject to preferences applicable to any shares of outstanding Betawave Delaware preferred stock, the holders of outstanding shares of Betawave Delaware common stock will continue to be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the board of directors may determine from time to time.  All shares of Betawave Delaware common stock will be entitled to participate ratably with respect to dividends or other distributions.

If Betawave Delaware is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Betawave Delaware common stock will be entitled to share ratably in all assets of Betawave Delaware available for distribution to the Betawave Delaware stockholders after the payment in full of any preferential amounts to which holders of any Betawave Delaware preferred stock may be entitled.

Holders of Betawave Delaware common stock will be entitled to one vote per share on all matters to be voted upon by stockholders.  No holder of common stock will be entitled to cumulate votes in voting for directors.

There will be no preemption, redemption, sinking fund or conversion rights applicable to Betawave Delaware common stock.

Description of Preferred Stock

Upon the effectiveness of the Reincorporation, Betawave Delaware will continue to be authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share, 8,003,000 of which will continue to be designated as Series A preferred stock.  Betawave Delaware will continue to have 7,065,293 shares of Series A preferred stock issued and outstanding upon the effectiveness of the Reincorporation.  Each share of Series A preferred stock will continue to be convertible into 20 shares of common stock of Betawave Delaware, subject to certain anti-dilution and other adjustments as set forth in the Delaware Certificate of Designations.

So long as 2,434,657 shares of Series A preferred stock remain outstanding, holders of Series A preferred stock will continue to be entitled to elect four directors to the board of directors of Betawave Delaware.  Holders of Series A preferred stock will also continue to have voting rights and be entitled to vote, on an as converted basis, together with the holders of common stock as a single class with respect to any matter upon which holders of common stock have the right to vote.

The Series A preferred stock will continue to have a liquidation preference of $4.00 per share and will continue to be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the common stock, at the rate of $0.32 per share per annum, when and if any such dividends are declared by the board of directors of Betawave Delaware.  So long as 2,434,657 shares of Series A preferred stock remain outstanding, Betawave Delaware will continue to be required to obtain the consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock prior to taking certain actions, including altering or changing the rights, preferences or privileges of the shares of Series A preferred stock so as to affect adversely such shares of Series A preferred stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

Upon the effectiveness of the Reincorporation, Betawave Delaware will not then be subject to the provisions of Section 203 of the DGCL because Betawave Delaware will not then have a class of voting stock that is: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders.  However, if Betawave Delaware in the future meets one of these tests, Betawave Delaware may become subject to the provisions of Section 203 of the DGCL.  In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation’s outstanding voting stock.  This provision may have the effect of delaying, deterring or preventing a change in control of the corporation without further action by its stockholders.

The Delaware Certificate of Incorporation and the Delaware Bylaws include certain provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management.  These provisions include:

●	the authority of the board of directors to issue shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval; and

●	the elimination of cumulative voting at any election of directors.

Such provisions may have the effect of delaying or preventing a change in control.

Limitation of Director Liability and Indemnification

The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Betawave Delaware will be personally liable to Betawave Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.  Delaware law currently provides that this waiver may not apply to liability:

●	for any breach of the director’s duty of loyalty to Betawave Delaware or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (governing distributions to stockholders); or

●	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  The Delaware Certificate of Incorporation and the Delaware Bylaws further provide that Betawave Delaware will indemnify each of its directors and officers to the fullest extent authorized by the DGCL and may indemnify other persons as authorized by the DGCL.  These provisions do not eliminate any monetary liability of directors under the federal securities laws.  If this Proposal No. 3 is approved and the Reincorporation is consummated, Betawave Delaware expects to enter into customary indemnification agreements with its officers and directors based upon the provisions of Delaware law.

Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation

Because of differences between the NRS and the DGCL, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s stockholders.  Summarized below are the most significant provisions of the NRS and DGCL, along with the differences between the rights of the stockholders of the Company immediately before and immediately after the Reincorporation that will be the result of the differences between the NRS and the DGCL and the differences between the Company’s existing articles of incorporation and the Company’s existing by-laws, on the one hand, and the Delaware Certificate of Incorporation and the Delaware Bylaws, on the other hand.  The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the DGCL, the Company’s existing articles of incorporation, the Company’s existing by-laws, the Delaware Certificate of Incorporation and the Delaware Bylaws.  Copies of the Company’s existing articles of incorporation and the Company’s existing bylaws have been filed or incorporated by reference as exhibits to certain of our filings with the SEC.

Provision	Betawave (Nevada law)	Betawave (Delaware law)

ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors
Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.

Delaware law provides that a corporation must have at least one director and that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.

The Company’s existing articles of incorporation provide that the number of directors may be increased or decreased pursuant to the bylaws and the number of directors shall not be less than four or more than eight.  The Company’s existing bylaws provide that the board of directors shall consist of not less than one nor more than ten directors.  Subject to this limitation, the number of directors shall be set by a resolution of the board of directors.

The Delaware Bylaws will provide that the board of directors shall consist of not less than one director nor more than ten directors until changed by amendment of the certificate of incorporation or by a bylaw amendment.  The number of directors will be fixed from time to time by a bylaw or amendment duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors.  Subject to the foregoing provisions, the number of directors of Betawave Delaware will be initially fixed at eight.

Classified Board of Directors	Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.
Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office.  The certificate of incorporation may provide that one or more directors may have voting powers greater than or less than those of other directors.  Further, the certificate of incorporation may provide that holders of any class or series of stock shall have the right to elect one or more directors.

	Betawave Nevada does not have a classified Board.	Betawave Delaware will not have a classified board of directors following the Reincorporation.

Removal of Directors
Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock.  Nevada law does not distinguish between removal of directors with or without cause.

With limited exceptions applicable to classified boards and cumulative voting provisions, under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

The bylaws provide that any director may be removed by the majority of the outstanding shares of the Company then entitled to vote, with or without cause.
The Delaware Bylaws will provide that any director may be removed, with or without cause, at a special meeting of stockholders, and a new director or directors may be elected by a vote of the remaining directors.

Board Action by Written Consent
Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.

Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

	The Company’s existing articles of incorporation and Company’s existing bylaws do not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Interested Party Transactions
Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if the director’s or officer’s interest in the contract or transaction is known to the board of directors or stockholders and the transaction is approved or ratified by the board or stockholders in good faith by a vote sufficient for the purpose without counting the vote or votes of the interested director(s) or officer(s), the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board, or the contract or transaction is fair to the corporation at the time it is authorized or approved.

Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum); (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

	The Company’s existing articles of incorporation and the Company’s existing bylaws are consistent with Nevada law.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Special Meetings of Stockholders
Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.

Delaware law permits special meetings of stockholders to be called by the board of directors or by any other persons authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

The Company’s existing bylaws provide that special meetings of the stockholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or by a majority of the members of the Board of Directors.

The Delaware Bylaws will provide that special meetings of the stockholders may be called by the Chairman of the Board (if one is appointed), the Chief Executive Officer or the President or the Board of Directors at any time.

Failure to Hold an Annual Meeting of Stockholders
Nevada law provides that if a corporation fails to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more stockholders holding 15 percent of the corporation’s voting power.

Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the latest to occur of the organization of the corporation, its last annual meeting or last action by written consent to elect directors in lieu of an annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order that an annual meeting be held.

	The Company’s existing articles and the Company’s existing bylaws do not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Cumulative Voting
Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed.
A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation.
	The Company does not currently have a provision granting cumulative voting rights in the election of its directors in its existing Nevada articles of incorporation or its existing bylaws.	The Delaware Certificate of Incorporation will expressly provide that no stockholder shall be permitted to cumulate votes at any election of directors.

Vacancies
All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise.  Unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the remainder of the term of office of resigning director or directors.

All vacancies and newly created directorships on the board of directors of a Delaware corporation may be filled by a majority of the directors then in office, though less than a quorum, unless the certificate of incorporation or bylaws provide otherwise.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The Company’s existing articles of incorporation and the Company’s existing bylaws are consistent with Nevada law.
The Delaware Bylaws will provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until such director’s successor shall have been duly elected and qualified.

Stockholder Voting Provisions
Under Nevada law, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business at a meeting of stockholders.  Generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Nevada law or the articles of incorporation or bylaws of the corporation.  Generally, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors.  Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business.  Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders.  Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of stockholders.  Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, generally constitutes a quorum entitled to take action with respect to that vote on that matter and, generally, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy constitutes the act of such class or series or classes or series.

	The Company’s existing articles of incorporation and the Company’s existing bylaws do not change these statutory rules.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Stockholder Action by Written Consent
Nevada law provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.  In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

	The Company’s existing articles of incorporation and the Company’s existing bylaws do not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Stockholder Vote for Mergers and Other Corporate Reorganizations
In general, Nevada requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation.  So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a stockholder vote of the surviving corporation in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

In general, Delaware requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation.  Delaware law does not generally require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

	The Company’s existing articles of incorporation and the Company’s existing bylaws do not change these statutory rules.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Indemnification
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138, acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

Through, among other means, a majority vote of disinterested directors, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Delaware corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Company’s existing articles of incorporation and the Company’s existing bylaws provide that the corporation shall, to the fullest extent permitted by applicable law, indemnify each of its directors and officers and each other person who may have acted as a representative of the corporation at its request against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The Delaware Bylaws will provide that Betawave Delaware shall indemnify its directors and officers to the fullest extent authorized by the DGCL. Betawave Delaware will be able to modify the extent of such indemnification by individual contracts with its directors and executive officers.

Advancement of Expenses
Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

	The Company’s existing articles of incorporation and the Company’s existing bylaws are consistent with Nevada law.	The Delaware Bylaws will provide that Betawave Delaware will advance expenses to any officer or director in advance of the final disposition of the proceeding.

Limitation on Personal Liability of Directors
Neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law.  Unlike Delaware law, Nevada law does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

The Company’s existing articles of incorporation and the Company’s existing bylaws provide for elimination of director liability to the fullest extent permitted by the NRS, except that the articles specifically exclude conduct that result from acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of law.

The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Betawave Delaware will be personally liable to Betawave Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.

DIVIDENDS

Declaration and Payment of Dividends
Under Nevada law, a corporation may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.

Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus (as defined in the DGCL), or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.  In addition, Delaware law sets forth certain restrictions on the purchase or redemption of its shares of capital stock, including that any such purchase or redemption may be made only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

	The Company’s existing bylaws provide that the dividends shall be declared by the board of directors pursuant to law at any regular or special meeting of the shareholders.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the board of directors it its absolute discretion thinks proper as a reserve for such purposes as the board of directors thinks conducive to the interests of the corporation.
Before payment of any dividend, the board of directors may set aside any funds available for dividends as the board of directors from time to time thinks proper.

ANTI-TAKEOVER STATUTES

Business Combination Statute
Sections 78.411 through 78.444 of the NRS prohibits an interested stockholder from engaging in a business combination with a corporation for three years after the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.  If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated if the combination is then approved by the affirmative vote of the holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder or any affiliate or associate thereof.  Alternatively, even without these approvals, a combination occurring more than three years after the person first became an interested stockholder may be permissible if specified requirements relating to the consideration to be received by disinterested stockholders are met, and the interested stockholder has not, subject to limited exceptions, become the beneficial owner of additional voting shares of the corporation.  An interested stockholder is (i) a person that beneficially owns, directly or indirectly, ten percent or more of the voting power of the outstanding voting shares of a corporation, or (ii) an “affiliate” or “associate” (as those terms are defined in the statute) of the corporation who, at any time within the past three years, was an interested stockholder of the corporation.

Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder.  Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions.  Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an interested stockholder whose date of acquiring shares is on or before the effective date of the amendment.

These provisions do not apply, among other exceptions, if (i) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions, or (ii) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions.

The Company’s existing articles of incorporation have expressly opted out of the business combination statutes.
The Delaware Certificate of Incorporation will not opt out of the business combination statutes.  However, upon the effectiveness of the Reincorporation, Betawave Delaware will not then be subject to these provisions because Betawave Delaware will not then have a class of voting stock that is: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders.

Control Share Acquisition Statute
The NRS also limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation.  According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of stockholders.  In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.
Delaware does not have a control share acquisition statute. Thus, hostile bidders could acquire blocks of Betawave Delaware stock without the risk of voting disenfranchisement.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors.  Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.
The effect of the control share acquisition statute is, generally, to require a hostile bidder to put its offer to a stockholder vote or risk voting disenfranchisement.
The control share acquisition statute of the NRS does not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.
The Nevada bylaws have expressly opted-out of the NRS control share provisions.

Dissenters’ Rights

Holders of record of shares of the Company’s common stock who do not vote in favor of the Reincorporation or consent thereto in writing and who properly demand payment for their shares will be entitled to dissenters’ rights in connection with the Reincorporation under NRS Sections 92A.300 - 92A.500.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under NRS Sections 92A.300 - 92A.500 and is qualified in its entirety by the full text of NRS Sections 92A.300 - 92A.500, which is attached as Appendix B to this proxy statement.  The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their dissenters’ rights under NRS Sections 92A.300 - 92A.500.  All references in NRS Sections 92A.300 - 92A.500 and in this summary to a “stockholder” or “holders of shares of the Company’s common stock” are to the record holder or holders of the shares of the Company’s common stock entitled to vote as to which dissenters’ rights are asserted.  A person having a beneficial interest in shares of the Company’s common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights, or must assert his own dissenters’ right and submit a written consent of the stockholder of record in accordance with NRS 92A.400.

To assert dissenters’ rights, stockholders must satisfy all of the following conditions in NRS Section 92A.420 and 92A.440:

●
Before the vote on this Proposal No. 3 occurs at the 2009 Annual Meeting, each stockholder who wishes to assert dissenters’ rights must give written notice to the Company before the vote is taken, of the stockholder’s intent to demand payment for his or her shares if the Reincorporation takes place.

●	A dissenting stockholder must not vote or cause or permit to be voted his or her shares in favor of this Proposal No. 3.

●
Neither voting against, abstaining from voting or failing to vote on the adoption of the Reincorporation will constitute notice of intent to demand payment or demand for payment of fair value within the meaning of NRS Section 92A.420 nor will it constitute a waiver of your dissenters’ rights.

●
If a stockholder returns a signed proxy but does not mark “AGAINST” or “ABSTAIN” with respect to this Proposal No. 3 on such proxy, such proxy will be voted “FOR” approval of this Proposal No. 3, which will have the effect of waiving the rights of that stockholder to have his shares purchased at fair value.

●	Abstaining from voting or voting against this Proposal No. 3 will NOT constitute a waiver of dissenters’ rights.

After the vote is taken at the 2009 Annual Meeting, if this Proposal No. 3 is approved, no later than 10 days after the Reincorporation takes place, a written dissenters’ notice and form, accompanied by a copy of NRS Sections 92A.300 - 92A.500 inclusive, will be sent to each stockholder who has given the written notice described above and did not vote in favor of the Reincorporation.  The dissenters’ notice will state the results of the vote on the Reincorporation, where the payment demand must be sent, and where and when share certificates must be deposited.  It will set a date, not fewer than 30 nor more than 60 days after delivery of the notice, by which the payment demand must be received from the dissenting stockholder.  The notice will include a form for demanding payment that will require the stockholder asserting dissenters’ rights to certify whether or not the stockholder acquired beneficial ownership of the shares before September 1, 2009, the date of the first announcement to the stockholders and the media of the terms of the proposed Reincorporation, and that the stockholder did not vote in favor of the transaction.  Please note that shares acquired after September 1, 2009, referred to in this section as after-acquired shares, may be subject to different treatment in accordance with NRS Section 92A.470 than shares acquired before that date.

A stockholder who receives a dissenters’ notice must comply with the terms of the notice.  A stockholder asserting dissenters’ rights who does so by demanding payment, depositing his certificates in accordance with the terms of the notice and certifying that beneficial ownership was acquired before September 1, 2009 will retain all other rights of a stockholder until these rights are cancelled or modified by the Reincorporation.

Dissenters’ rights under NRS Section 92A.400 may be asserted either by a beneficial stockholder or a stockholder of record.  A record stockholder may assert dissenters’ rights as to fewer than every share registered in his name only if he objects for all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.  A beneficial stockholder may assert dissenters’ rights as to shares held on his behalf only if he submits to the Company the stockholder of record’s written consent before or at the time he asserts dissenters’ rights and he does so for all shares that he beneficially owns or over which he has the power to direct the vote.

Within 30 days after receipt of a payment demand, the Company will pay in cash to each stockholder who complied with the terms of the dissenters’ notice the amount the Company estimates to be the fair value of the shares, plus interest, except that the Company may withhold payment from a dissenter as to after-acquired shares until after the Reincorporation is effected, at which point it shall offer its estimate of fair value of such shares, plus interest, to the dissenter in accordance with NRS 92A.470.  The payment will be accompanied by the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholder’s equity and the latest available interim financial statements; a statement of the Company’s estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenter’s right to demand payment under NRS 92A.480; and a copy of NRS Sections 92A.300 - 92A.500.  Within 30 days of payment or offered payment, if a dissenting stockholder believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, the stockholder may notify the Company in writing of his own estimate of the fair value of the shares and interest due.  If this kind of claim is made by a stockholder, and it cannot be settled, the Company is required to petition the district court to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand.

The costs and expenses of a court proceeding will be determined by the court and generally will be assessed against the Company, but these costs and expenses may be assessed as the court deems equitable against all or some of the stockholders demanding appraisal who are parties to the proceeding if the court finds the action of the stockholders in failing to accept the Company’s payment or offered payment was arbitrary, vexatious or not in good faith.  These expenses may include the fees and expenses of counsel and experts employed by the parties.

All written notices to assert dissenters’ rights should be sent to the Secretary of the Company at Betawave Corporation, 706 Mission Street, 10th Floor, San Francisco, CA 94103, Attention: Secretary.

Accounting Treatment of the Reincorporation

The Reincorporation has no affect from an accounting perspective because there is no change in the entity as a result of the Reincorporation.  Accordingly, the historical consolidated financial statements of Betawave Nevada previously reported to the SEC as of and for all periods through the date of this proxy statement remain the consolidated financial statements of Betawave Delaware.

Material United States Federal Income Tax Consequences of the Reincorporation

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock.  This summary is based upon current provisions of the Internal Revenue Code (“IRC”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a common stockholder of the Company that is a “U.S. person,” defined to include:

●	a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

●	an estate the income of which is subject to United States federal income taxation regardless of its source;

●	a trust if either:

●
a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

●	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

●	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of the Company’s common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.”  If a partnership holds the Company’s common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.   If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.

This summary assumes that holders of the Company’s common stock hold their shares of the Company’s common stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment).  No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

●
who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

●	who are subject to the alternative minimum tax provisions of the IRC;

●	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

●	who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

●	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws.  Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company has not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the United States federal income tax consequences of the Reincorporation under the IRC.  The Company believes, however, that the Reincorporation of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC.  Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this proxy statement: (i) holders of the Company’s common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of the resulting Delaware corporation’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the Company’s common stock converted therefor, and (iii) the holding period of the shares of the resulting Delaware corporation’s common stock received in the Reincorporation will include the holding period of the shares of the Company’s common stock converted therefor.

Although the Company is of the belief that the United States federal income tax consequences to the Reincorporation will be as described above, the IRS is not precluded from taking a contrary position that could have an adverse tax consequence on holders of the Company’s Common Stock.  There can be no assurance that the United States federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be decided favorably to the holders of the Company’s Common Stock.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS.  HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.  PLEASE SEE IRS CIRCULAR 230 NOTICE ON PAGE 3.

Vote Required

Assuming the presence of a quorum at the 2009 Annual Meeting, this Proposal No. 3 will be approved by stockholders by the affirmative vote of a majority of the shares, present in person or represented by proxy, representing common stock outstanding at the close of business on the record date and common stock into which our Series A preferred stock outstanding at the close of business on the record date was then convertible.

Broker non-votes, if any, with respect to this Proposal No. 3 will be treated as neither a vote “FOR” nor a vote “AGAINST” the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present.  However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the 2009 Annual Meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the 2009 Annual Meeting has the same legal effect as a vote “AGAINST” the matter because it represents a share present in person or represented by proxy at the 2009 Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this Proposal No. 3.

Upon your signing and returning of the enclosed form of proxy, your shares represented thereby will be voted in the manner directed in your signed proxy, unless your signed proxy is validly revoked before it is voted at the 2009 Annual Meeting.  If you return a signed proxy but do not mark your proxy to direct us to vote “FOR”, “AGAINST” or “ABSTAIN” with respect to this Proposal No. 3, then your signed proxy will be voted “FOR” the approval of the reincorporation of Betawave Corporation from the State of Nevada to the State of Delaware (including the form of the Plan of Conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby) as described in this Proposal No. 3.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE (INCLUDING THE FORM OF THE PLAN OF CONVERSION TO ACCOMPLISH SUCH REINCORPORATION, TOGETHER WITH THE EXHIBITS THERETO, AND THE TRANSACTIONS CONTEMPLATED THEREBY) AS DESCRIBED IN THIS PROPOSAL NO. 3. This recommendation, however, shall not affect in any way the right of our board of directors to terminate the Plan of Conversion and/or abandon the transactions contemplated thereby in accordance with the terms of the Plan of Conversion.

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the 2009 Annual Meeting other than those set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders.  If any other business is properly brought before the 2009 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company no later than May 4, 2010 to be timely and includable in the Company's proxy statement and related proxy for the Company’s 2010 Annual Meeting of Stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with the SEC on March 31, 2009, our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 with the SEC on May 12, 2009 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2009 with the SEC on August 14, 2009. You may read or obtain copies of these reports at the SEC’s public reference room and website referred to above.

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APPENDIX A

FORM OF PLAN OF CONVERSION

OF

BETAWAVE CORPORATION, a Nevada corporation

TO

BETAWAVE CORPORATION, a Delaware corporation

THIS PLAN OF CONVERSION, dated as of ____________, 2009 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Betawave Corporation, a Nevada corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, the Company is a corporation established and existing under the laws of the State of Nevada;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its stockholders for the Company to convert from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS; and

WHEREAS, the form, terms and provisions of this Plan has been authorized, approved and adopted by the Board of Directors of the Company.

NOW, THEREFORE, the Company hereby adopts this Plan as follows:

1. Conversion; Effect of Conversion.

(a) Upon the Effective Time (as defined in Section 3 below), the Company shall be converted from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS (the “Conversion”) and the Company, as converted to a Delaware corporation (the “Resulting Company”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Nevada.

(b) Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the Resulting Company shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company existing immediately prior to the Effective Time.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Company existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Company existing immediately prior to the Effective Time, shall remain vested in the Resulting Company and shall be the property of the Resulting Company and the title to any real property vested by deed or otherwise in the Company existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Company existing immediately prior to the Effective Time shall remain attached to the Resulting Company upon the Effective Time, and may be enforced against the Resulting Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Resulting Company in its capacity as a corporation of the State of Delaware.  The rights, privileges, powers and interests in property of the Company existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Company existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Resulting Company upon the Effective Time for any purpose of the laws of the State of Delaware.

(c) The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d) Upon the Effective Time, the name of the Resulting Company shall remain unchanged and continue to be “Betawave Corporation”.

(e) The Company intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.  Accordingly, neither the Company nor any of its stockholders should recognize gain or loss for federal income tax purposes as a result of the Conversion.

2. Filings.  As promptly as practicable following the adoption of this Plan, the Company shall cause the Conversion to be effective by:

(a) executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS in form reasonably acceptable to any officer of the Company (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada;

(b) executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware;

(c) executing, acknowledging and filing (or causing the execution, acknowledgement and filing of) a Certificate of Incorporation of Betawave Corporation substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware; and

(d) executing, acknowledging and filing (or causing the execution, acknowledgement and filing of) a Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock of Betawave Corporation substantially in the form set forth on Exhibit B hereto (the “Delaware Certificate of Designations”) with the Secretary of State of the State of Delaware.

3. Effective Time.  The Conversion shall become effective upon the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Certificate of Designations (the time of the effectiveness of the Conversion, the “Effective Time”).

4. Effect of Conversion on Common Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Resulting Company (“Resulting Company Common Stock”).

5. Effect of Conversion on Series A Preferred Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each share of Series A preferred stock, $0.001 par value per share, of the Company that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of Series A preferred stock, $0.001 par value per share, of the Resulting Company, each of which shall have the rights, preferences, privileges and restrictions set forth in the Delaware Certificate of Designations.

6. Effect of Conversion on Outstanding Stock Options.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

7. Effect of Conversion on Outstanding Warrants or Other Rights.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

8. Effect of Conversion on Stock Certificates.  Upon the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Common Stock.

9. Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company.  To the extent that any such plan provides for the issuance of Company Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Stock.

10. Further Assurances.  If, at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Resulting Company and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

11. Effect of Conversion on Directors and Officers.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the members of the Board of Directors and the officers of the Company holding their respective offices in the Company existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers of the Resulting Company.

12. Delaware Bylaws.  Upon the Effective Time, the bylaws of the Resulting Company shall be the Bylaws of Betawave Corporation substantially in the form set forth on Exhibit C hereto (the “Delaware Bylaws”), and the Board of Directors of the Resulting Company shall adopt the Delaware Bylaws as promptly as practicable following the Effective Time.

13. Delaware Indemnification Agreements.  As promptly as practicable following the Effective Time, the Resulting Company shall enter into an Indemnification Agreement substantially in the form set forth on Exhibit D hereto with each member of the Board of Directors of the Resulting Company and each officer of the Resulting Company.

14. Termination.  At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its stockholders.  In the event of termination of this Plan, this Plan shall become void and of no effect.

15. Third Party Beneficiaries.  This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

16. Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed as of the date first above written.

BETAWAVE CORPORATION, a Nevada corporation
By:_______________________________________ Name: Title:

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EXHIBIT A TO PLAN OF CONVERSION

FORM OF CERTIFICATE OF INCORPORATION

OF

BETAWAVE CORPORATION

ARTICLE I

The name of the Corporation is Betawave Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.  The Corporation is being incorporated in connection with the conversion of a Nevada corporation to a Delaware corporation pursuant to Section 265 of Title 8 of the Delaware Code, and this Certificate of Incorporation is being filed simultaneously with a Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation pursuant to Section 265 of Title 8 of the Delaware Code.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation is authorized to issue is Four Hundred and Ten Million (410,000,000) shares, consisting of Four Hundred Million (400,000,000) shares of Common Stock with a par value of one tenth of one cent ($0.001) per share (“Common Stock”) and Ten Million (10,000,000) shares of Preferred Stock with a par value of one tenth of one cent ($0.001) per share (“Preferred Stock”).

Any of the shares of Preferred Stock may be issued from time to time in one or more series.  The rights, privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of Common Stock or Preferred Stock.  Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights and protective provisions, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the liquidation or dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

ARTICLE V

The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.  No stockholder shall be permitted to cumulate votes at any election of directors.

ARTICLE VII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  This Article IX does not affect the availability of equitable remedies for breach of fiduciary duties.  Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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ARTICLE X

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
David Lorié, Secretary	Betawave Corporation 706 Mission Street, 10th Floor, San Francisco, California 94103

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this _________ day of _________, 2009.

By _____________________________________ David Lorié Incorporator

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EXHIBIT B TO PLAN OF CONVERSION

FORM OF CERTIFICATE OF DESIGNATION
OF
RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
OF
SERIES A PREFERRED STOCK
OF
BETAWAVE CORPORATION

The undersigned officer of Betawave Corporation, a corporation organized and existing under the General Corporation Law of Delaware (the “Corporation”), does hereby certify:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of Delaware, the Board of Directors, by unanimous written consent, adopted the following recitals and resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of stock designated “Preferred Stock”;

WHEREAS, the Certificate of Incorporation of the Corporation provides that such Preferred Stock may be issued from time to time in one or more Series And authorizes the Board of Directors of the Corporation to fix and determine or alter the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such Series And the designation thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix and determine the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions thereof and other matters relating to a Series A Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for a series of Preferred Stock of the Corporation consisting of 8,003,000 shares designated as “Series A Preferred Stock” and does hereby fix and determine the powers, designations, preferences and relative, participating, optional and other rights and qualifications, limitations and  restrictions thereof and other matters relating to the Series A Preferred Stock as follows:

1.           Dividend Provisions.

(a)           The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.32 per share per annum (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like (collectively, “Recapitalizations”)), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Any partial payment shall be made ratably among the holders of Series A Preferred Stock in proportion to the payment each such holder would receive if the full amount of such dividends were paid.

(b)           After payment of any dividends pursuant to Section 1(a), any additional dividends shall be distributed among all holders of Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock at the then effective Conversion Rate (as defined below) for the Series A Preferred Stock.

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2.           Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, or any Liquidation Event (as defined below) the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) (A) the sum of $4.00 (as adjusted for any Recapitalizations) (the “Original Series A Issue Price”) for each outstanding share of Series A Preferred Stock and (B) an amount equal to all declared but unpaid dividends on such share or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been upon such liquidation, dissolution or winding up or Liquidation Event converted to Common Stock pursuant to Section 4 immediately prior to such event . If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 2(a).

(b)           Upon completion of the distributions required by Section 2(a), all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c)           (i)           For purposes hereof , a Liquidation Event shall mean (A) the acquisition of this Corporation by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Corporation), or any transaction or series of related transactions in which the Corporation’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions (other than the sale of Series A Preferred Stock pursuant to the terms of the Securities Purchase Agreement dated as of December 3, 2008, by and among the Corporation and the investors listed on Schedule A thereto (the “Purchase Agreement”)); (B) a sale of all or substantially all of the assets or intellectual property of this Corporation; (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this Corporation’s securities), of this Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this Corporation or the surviving or acquiring entity (other than sale of Series A Preferred Stock pursuant to the terms of the Securities Purchase Agreement); provided, however, that the initial issuance and sale of the Series A Preferred Stock shall not be deemed to be a Liquidation Event or (D) the grant of an exclusive license to all or substantially all of the Corporation’s intellectual property. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock.

(ii)           In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of this Corporation. Any securities shall be valued as follows:

(A)         The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be:

(1)           if traded on a securities exchange or through the NASDAQ Global Market system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

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(2)           if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

(3)           if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of this Corporation.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of this Corporation.

(iii)           In the event the requirements of this Section 2(c) are not complied with, this Corporation shall forthwith either:

(A)           cause such closing to be postponed until such time as the requirements of this Section 2(c) have been complied with; or

(B)           cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) hereof.

(iv)           This Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least two-thirds of the voting power of all then outstanding shares of Series A Preferred Stock.

3.           Redemption. Neither the Corporation nor the holders of Series A Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A Preferred Stock.

4.           Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for Series A Preferred Stock by the Conversion Price applicable to such share (the conversion rate for the Series A Preferred Stock is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $0.20 (as adjusted for any Recapitalizations); provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 4(d).

(b)           Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for the Series A Preferred Stock immediately upon the date specified by written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, voting together as a single class with voting power determined as provided in Section 5 below.

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(c)           Mechanics of Conversion.

(i)           Voluntary Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) above, he, she or it shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the date on which such conversion is to be effected (the “Conversion Date”). This Corporation shall, not later than four (4) Trading Days (as defined below) after each Conversion Date (the “Share Delivery Date”), issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, which after the effective date of the registration statement covering the shares of Common Stock to be issued upon conversion of such shares of Series A Preferred Stock (the “Registration Effective Date”), shall be free of any restrictive legends and trading restrictions. If no Conversion Date is specified in such notice for conversion, the Conversion Date shall be the date of the delivery of the notice to the Corporation required hereunder for surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Without limiting the foregoing, if the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted the Series A Preferred Stock until immediately prior to the closing of such sale of securities. To effect conversions, as the case may be, of shares of Series A Preferred Stock, a holder of such shares shall not be required to surrender the certificate(s) representing such shares of Series A Preferred Stock to the Corporation unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case the holder shall deliver the certificate representing such share of Series A Preferred Stock promptly following the Conversion Date at issue. After the Registration Effective Date, the Corporation shall, upon request of the holder of shares of Series A Preferred Stock requested for conversion hereunder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any notice of conversion delivered hereunder such certificate or certificates are not delivered to or as directed by the applicable holder by the Share Delivery Date, the applicable holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion. Such right shall not be in lieu of any of the holders’ rights hereunder, at the law or in equity. For purposes hereof, the term “Trading Day” means a day on which the Common Stock of the Corporation is traded on any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(ii)           Automatic Conversion. If the conversion is in connection with automatic conversion provisions of Section 4(b) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date. This Corporation shall, not later than three (3) Trading Days after such automatic conversion, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. To effect an automatic conversion pursuant to Section 4(b), the holder of Series A Preferred Stock shall not be required to physically surrender the Series A Preferred Stock certificate to the Corporation.

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(iii)           Buy-In Rights. In addition to any other rights available to the holders of Series A Preferred Stock, if the Corporation fails or fails to cause its transfer agent to deliver to a holder of Series A Preferred Stock the applicable certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(i), and if after such date such holder is required by its broker to purchase (in an open market transaction or otherwise), or the holder’s broker purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock which such holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue and (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 4(c)(i). For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such holder $1,000. The holder shall provide the Corporation written notice indicating the amounts payable to such holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

(iv)           Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock pursuant to Section 4 shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

(d)           Conversion Price Adjustments of Series A Preferred Stock. The Conversion Prices of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           (A)           If this Corporation shall issue, on or after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall (except as otherwise expressly provided in this Section 4(d)(i)) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Section 4(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Section 4(d)(i)(E) immediately prior to such issuance plus the number of shares of such Additional Stock.

(B)           No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section 4(d)(i)(E)(3) and Section 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)           In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

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(D)           In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E)           In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(C) and Section 4(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(C) and Section 4(d)(i)(D)).

(3)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) and Section 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or Section 4(d)(i)(E)(4).

(ii)           “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by this Corporation after the Purchase Date other than:

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(A)           shares of Common Stock issued pursuant to a transaction described in Section 4(d)(iii) hereof;

(B)           shares of Common Stock issued or deemed issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock purchase plan approved by the Board of Directors of this Corporation;

(C)           shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date or subsequently issued after the Purchase Date in accordance with this Section 4(c)(ii);

(D) shares of Common Stock issuable or issued in connection with a bona fide business acquisition of or by this Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of this Corporation (including the approval of a majority of the Preferred Directors, as defined below);

(E)           shares of Common Stock issuable or issued to persons or entities with which this Corporation has strategic business relationships provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors (including the approval of a majority of the Preferred Directors); or

(F)           shares of Common Stock issuable or issued in connection with any transaction where such securities so issued are excepted from the definition “Additional Stock” by the affirmative vote of at least a majority of the Board of Directors, including the approval of each of the Preferred Directors.

(iii)           In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)           If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e)           Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

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(f)           Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4) provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)           Amendment; No Impairment. For so long as any shares of Series A Preferred Stock are outstanding, the terms of this Certificate of Designation may not be amended, modified, repealed or waived without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock. In addition, except as authorized by the affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series A Preferred Stock, this Corporation will not, by amendment of this Certificate of Designation or its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments,

(i)           No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall round such fractional share up to the nearest whole share of Common Stock. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

(i)           Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)           Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.

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(k)           Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be in writing and delivered personally or sent by a nationally recognized overnight courier service addressed to each holder of record at his address appearing on the books of this Corporation. Any and all notices or other communications or deliveries to be provided by the holders of Series A Preferred Stock to the Corporation hereunder, including, without limitation, any notice of conversion pursuant to Section 4, shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 706 Mission Street, 10th Floor, San Francisco, CA 94103, Attn: President and/or Chief Executive Officer, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any notice or other communication or deliveries hereunder shall be deemed given, delivered and effective on the earliest of (i) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given.

(l)           Waiver of Adjustment to Conversion Prices. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance by the vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series A Preferred Stock. Any such waiver shall be binding upon all current and future holders of shares of Series A Preferred Stock.

5.           Voting Rights.

(a)           General. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted. With respect to such vote and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)           So long as at least 2,434,657 shares of Series A Preferred Stock (as adjusted for any Recapitalizations) remain outstanding,

(i)           the holders of shares of Series A Preferred Stock shall be entitled, voting separately as a single class, to elect four (4) directors of the Corporation (collectively, the “Preferred Directors”) at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, to remove from office each such director, to fill any vacancy caused by the resignation or death of each such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of each such director, provided, however, that if less than 2,434,657 shares of Series A Preferred Stock (as adjusted for any Recapitalizations) issued and outstanding as of the Purchase Date remain outstanding, then the holders of shares of Series A Preferred Stock and Common Stock voting together as a single class on an as-converted basis shall be entitled to elect each director which the holders of shares of Series A Preferred Stock would otherwise be entitled to elect pursuant to this Section 5(b)(i), to remove from office each such director, to fill any vacancy caused by the resignation or death of each such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of each such director, and

(ii)           the holders of shares of Common Stock and Series A Preferred Stock shall be entitled, voting together in accordance with Section 5(a) hereof, to elect the remaining directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, to remove from office such directors, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such directors.

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6.           Protective Provisions. So long as at least 2,434,657 shares of Series A Preferred Stock (as adjusted for any Recapitalizations) are outstanding, this Corporation shall not (by merger, amendment, consolidation, recapitalization or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock voting separately as a single class:

(a)           alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares of Series A Preferred Stock;

(b)           increase or decrease (other than by conversion of the Series A Preferred Stock pursuant to Section 4 hereof) the total number of authorized shares of Preferred Stock or Common Stock;

(c)           authorize or issue, or obligate itself to issue, any equity security (other than Series A Preferred Stock), including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, voting, conversion, liquidation or redemption;

(d)           pay dividends or make other distributions on the capital stock of the Corporation;

(e)           increase or decrease the size of the Board of Directors of the Corporation to a number of members other than eight (8);

(f)           redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or other provision of services to the Corporation or (ii) the exercise by the Corporation of contractual rights of first refusal with respect to such shares; or

(g)           authorize or approve any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

7.           Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be cancelled and shall not be issuable by this Corporation. This Certificate of Designation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

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IN WITNESS WHEREOF, Betawave Corporation has caused this Certificate of Designation to be executed by its duly authorized officer this ____________ day of ____________, 2009.

BETAWAVE CORPORATION, a Delaware corporation By:_______________________________________ Name: Title:

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EXHIBIT C TO PLAN OF CONVERSION

FORM OF BYLAWS

OF

BETAWAVE CORPORATION

ARTICLE 1

OFFICES

Section 1.1 Registered Office.

The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices.

The corporation may also have and maintain offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Meetings.

(a) Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1) Participate in a meeting of stockholders; and

(2) Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

(c) For purposes of this Section 2.1, “remote communication” shall include (1) telephone or other voice communications and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.11(b).

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Section 2.2 Annual Meetings.

The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

Section 2.3 Special Meetings.

Special Meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board (if one is appointed), the Chief Executive Officer or the President or the Board of Directors at any time.

Section 2.4 Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to such stockholder’s address as it appears upon the books of the corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by such stockholder’s attendance thereat, in person or by proxy.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of Delaware General Corporation Law, the certificate of incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this subparagraph (e) shall be deemed given:  (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 2.5 Quorum and Voting.

(a) At all meetings of stockholders except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

(c) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.6 Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting.  Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or such person’s duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used.  Said proxy so appointed need not be a stockholder.  No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of such person’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

(1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

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(2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telephone, telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telephone, telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone, telegram, cablegram or other electronic transmission was authorized by the stockholder.  Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7 Voting Procedures and Inspectors of Elections.

(a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

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Section 2.8 List of Stockholders.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.  The corporation need not include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.9 Stockholder Proposals at Annual Meetings.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the “SEC”), including, but not limited to, if applicable, Regulation 14A or Regulation 14C under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, in the case of a stockholder seeking to have a proposal included in the corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to the Secretary at the corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  However, if the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  If the stockholder is not seeking inclusion of the proposal in the corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Other than with respect to stockholder proposals relating to director nomination(s) which requirements are set forth in Section 2.11 below, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person or family member with respect to any share of

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stock of the corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder, Stockholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, Stockholder Associated Person or family member that are separated or separable from the underlying shares of the corporation, (c) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

For purposes of this Section 2.9 and Section 2.10, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in Section 2.1 and this Section 2.9; provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 2.1 and this Section 2.9, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in this Section 2.9 shall affect the right of a stockholder to request inclusion of a proposal in the corporation’s proxy statement or information statement to the extent that such right is provided by an applicable rule of the SEC.

Section 2.10 Nominations of Persons for Election to the Board of Directors.

In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation, which shall be the exclusive means for a stockholder to make nominations whether or not the stockholder is seeking to have a proposal included in the corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act.  To be timely, in the case of a stockholder seeking to have a nomination included in the corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 120 days or more than 180 days prior to the first Anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders.  However, if the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the

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preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  If the stockholder is not seeking inclusion of the nomination in the corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 2.9), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 2.9) has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (as defined in Section 2.9) is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (3) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.  These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11 Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation and notwithstanding anything in the Bylaws to the contrary, any action required by statute to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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(b) A telegram, cablegram or other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the corporation.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE 3

DIRECTORS

Section 3.1 Number and Term of Office.

The number of directors of the corporation shall not be less than one (1) nor more than ten (10) until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 3.1 duly adopted by the vote or written consent of holders of a majority of the outstanding shares or by the Board of Directors.  The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 3.1, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.  Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at eight (8).

With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.3 of this Article III, the directors shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting in each year and entitled to vote on the election of directors.  Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.  Directors need not be stockholders.  If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 3.2 Powers.

The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

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Section 3.3 Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until such director’s successor shall have been duly elected and qualified.  A vacancy in the Board of Directors shall be deemed to exist under this Section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board.

Section 3.4 Resignations and Removals.

(a) Any director may resign at any time by delivering such director’s resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors.  When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such director’s successor shall have been duly elected and qualified.

(b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of the remaining directors.

Section 3.5 Meetings.

(a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting.  No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.2.  Regular meetings of the Board of Directors may also be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all directors.

(c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board (if one is appointed) by the Chief Executive Officer, the President, or by any two or more directors.

(d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission or other form of electronic transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6 Quorum and Voting.

(a) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

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(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

(c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.7 Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8 Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9 Committees.

(a) Executive Committee:  The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director.  The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the General Corporation Law.

(b) Other Committees: The Board of Directors may from time to time appoint such other committees as may be permitted by law.  Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.  In addition to committees of the Board of Directors, the Board of Directors may, from time to time, appoint a Board of Advisors (the “Board of Advisors”) of not less than one member, none of whom are required to be an employee of the Company or a member of the Board of Directors.  The Board of Advisors shall serve at the discretion of the Board of Directors and shall advise the Board of Directors on such matters as the Board of Directors may request.

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(c) Term:  The terms of members of all committees of the Board of Directors shall expire on the date of the next annual meeting of the Board of Directors following their appointment; provided that they shall continue in office until their successors are appointed.  The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 3.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member.  The membership of a committee member shall terminate on the date of such committee member’s death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings:  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 1.2; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat.  A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE 4

OFFICERS

Section 4.1 Officers Designated.

The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Accounting Officer, and a Secretary.  The Board of Directors or the President may also appoint a Chairman of the Board, an Executive Chairman, one or more Vice-Presidents, assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as the Board of Directors or the President shall deem necessary.  The order of the seniority of the Vice-Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors.  The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate.  Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 4.2 Tenure and Duties of Officers.

(a) General:  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.  Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

(b) Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if one is appointed) when present shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

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(c) Duties of the Chief Executive Officer:  The Chief Executive Officer shall have overall responsibility for the management and direction of the business and affairs of the corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chief Executive Officer shall be the senior officer of the corporation and, unless a Chairman of the Board of Directors has been appointed and is present, the Chief Executive Officer shall preside at all meetings of stockholders and at all meetings of the Board of Directors.  The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of President:  The President shall be responsible for the active direction of the daily business of the corporation and shall exercise such duties as customarily pertain to the office of President and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(e) Duties of Vice-Presidents:  The Vice-Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant.  The Vice-President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Secretary:  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation, which may be maintained in either paper or electronic form.  The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice.  The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Chief Accounting Officer:  The Chief Accounting Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President.  The Chief Accounting Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation.  The Chief Accounting Officer shall perform all other duties commonly incident to such officer’s office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.  The President may direct any assistant treasurer to assume and perform the duties of the Chief Accounting Officer in the absence or disability of the Chief Accounting Officer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE 5

EXECUTION OF CORPORATE INSTRUMENTS, AND

VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1 Execution of Corporate Instruments.

(a) The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

(b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Chief Accounting Officer or any assistant secretary or assistant treasurer.  All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

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(c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d) Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

Section 5.2 Voting of Securities Owned by Corporation.

All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

ARTICLE 6

SHARES OF STOCK

Section 6.1 Form and Execution of Certificates.

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Chief Accounting Officer or assistant treasurer or the Secretary or assistant secretary, certifying the number of shares owned by him in the corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent, or registrar at the date of issue.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Lost Certificates.

The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

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Section 6.3 Transfers.

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 6.4 Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held.  A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.11(b) and, unless the Board of Directors otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6.5 Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an assistant secretary, or the Chief Accounting Officer or an assistant treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Accounting Officer or an assistant treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE 8

CORPORATE SEAL

If adopted by the Board of Directors, the corporate seal shall consist of a die bearing the name of the corporation and the state and date of its incorporation.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 9

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 9.1 Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”) ; provided, however, that except as to actions to enforce indemnification rights pursuant to Section 9.3 of this Article, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

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Section 9.2 Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding; provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.  Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate.  Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 9.3 Right of Claimant to Bring Suit.

If a claim under Section 9.1 or 9.2 of this Article is not paid in full by the corporation within 45 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such a defense shall be on the corporation.  Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.4 Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  To the extent that any provision of the Certificate, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 9.5 Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

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Section 9.6 Indemnification of Employees and Agents of the Corporation.

The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation up to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 9.7 Enforcement of Rights

Without the necessity of entering into an express contract, all rights provided under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and such Agent.  Subject to the defense available to the corporation set forth in Section 9.3, any rights granted by this Article to an Agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.

Section 9.8 Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.9 Settlement of Claims.

The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9.10 Effect of Amendment.

Any amendment, repeal, or modification of this Article that adversely affects any rights provided in this Article to an Agent shall only be effective upon the prior written consent of such Agent.

Section 9.11 Primacy of Indemnification.

Notwithstanding that an Agent may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to an Agent are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Agent are secondary); and (ii) shall required to advance the full amount of expenses incurred by an Agent and shall be liable for the full amount of all Expenses, without regard to any rights such Agent may have against any of the Other Indemnitors.  No advancement or payment by the Other Indemnitors on behalf of an Agent with respect to any claim for which such Agent has sought indemnification from the corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Agent against the corporation.

Section 9.12 Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

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Section 9.13 No Duplication of Payments.

Except as otherwise set forth in Section 9.11 above, the corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 9.14 Saving Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

ARTICLE 10

NOTICES

Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given either (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to such stockholder’s last known post office address as shown by the stock record of the corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(e), and has been consented to by the stockholder to whom the notice is given.  Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director.  If no address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1.2.  An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.  All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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ARTICLE 11

AMENDMENTS

Except as otherwise provided in Section 9.10 above, these Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation.  Except as otherwise provided in Section 9.10 above, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, or term of office of directors.

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CERTIFICATE OF SECRETARY

The undersigned, Secretary of Betawave Corporation, a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this _____ day of ____________________, 20__.

______________________________________ David Lorié, Secretary

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EXHIBIT D TO PLAN OF CONVERSION

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this ____ day of _____________, 20___  (the “Effective Date”) by and between Betawave Corporation, a Delaware corporation (the “Company”), and _____________ (the “Indemnitee”).

WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”) provide for indemnification (to the fullest extent authorized by the DGCL (as hereinafter defined) and advancement of expenses to its directors and officers;

WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the Certificate of Incorporation and the Bylaws; and

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company, and (iii) an inducement to continue to provide effective services to the Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in continuing Indemnitee’s position as a director, officer or employee of the Company.

NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) A “Change in Control” shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding Voting Securities;

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(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company’s assets.

(b) “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c) “Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

(e) “Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by or in the right of the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action.

(f) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

(g) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2. Indemnification.  In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding.  As a condition to Indemnitee’s right to indemnification under this Agreement, Indemnitee shall submit to the Company a written demand therefor. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives the written demand from the Indemnitee.  The Company will be entitled to participate in the Proceeding at its own expense. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

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3. Advancement of Expenses.  The Company shall advance Expenses to the Indemnitee within 30 business days of such request (an “Expense Advance”); provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law.  Expenses incurred by the Indemnitee while not acting in his/her capacity as a director or officer, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

4. Review Procedure for Indemnification.  Notwithstanding the foregoing, (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).  The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon.  The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be the special independent counsel referred to in Section 6 hereof.

5. Enforcement of Indemnification Rights.  If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding.  The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

6. Change in Control.  The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld.  Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years.  Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.  Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

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7. Partial Indemnity.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.  In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

8. Non-exclusivity.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

10. Settlement of Claims.  The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

11. No Presumption.  For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

12. Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13. Consent and Waiver by Third Parties.  The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party.  The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

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14. Amendment of this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

15. Primacy of Indemnification.  Notwithstanding that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Company:  (i) shall be the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary); (ii) shall required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, without regard to any rights the Indemnitee may have against any of the Other Indemnitors; and (iii) irrevocably waives, relinquishes and releases the Other Indemnitors for any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  No advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company.  The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 15.

16. Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. No Duplication of Payments.  Except as otherwise set forth in Section 15 above, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

18. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

19. Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

21. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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22. Notices.  All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Betawave Corporation
Attn: General Counsel
706 Mission St., 10th Floor
San Francisco, CA 94103

and to the Indemnitee at:

________________
________________
________________
________________

Notice of change of address shall be effective only when done in accordance with this Section 22.  All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

THE COMPANY: BETAWAVE CORPORATION By: Name: Title:
INDEMNITEE __________________________ Signature Print Name:

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APPENDIX B

NEVADA REVISED STATUTES SECTIONS 92A.300-92A.500

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares.  This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.  The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205)

NRS 92A.440  Demand for payment and deposit of certificates; retention of rights of stockholder.

1.  A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2.  The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.  The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.  The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest.  The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s principal office is located;

(b) If the corporation’s principal office is not located in this State, in Carson City; or

(c) At the election of any dissenter residing or having its principal office in this State, of the county where the dissenter resides or has its principal office.

Ê The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090; A 2007, 2704)

NRS 92A.470  Payment for shares: Shares acquired on or after date of dissenter’s notice.

1.  A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.  The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.  A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located.  If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.  If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in Carson City.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or any amendment thereto.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705)

NRS 92A.500  Legal proceeding to determine fair value: Assessment of costs and fees.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

PROXY

2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BETAWAVE CORPORATION

The undersigned stockholder of Betawave Corporation, a Nevada corporation (the “Company”), hereby designates and appoints Tabreez Verjee and David Lorié, and each of them (with full power to act alone), as proxies (the “Proxies”), with full power of substitution, and hereby authorizes the Proxies, and each of them (with full power to act alone), to act for the undersigned stockholder and vote, as designated below, all shares of common stock of the Company held of record by the undersigned at the close of business on August 28, 2009 at the 2009 Annual Meeting of Stockholders to be held on Wednesday, September 17, 2009, at 8:30 a.m., Pacific Daylight Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105 and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” EACH OF PROPOSALS NO. 2 AND NO. 3 SET FORTH ON THE REVERSE SIDE AND ON SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE 2009 ANNUAL MEETING (OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF) IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT.

The undersigned hereby acknowledges receipt of a copy of the Notice of the 2009 Annual Meeting of Stockholders and a copy of the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them, may lawfully do by virtue thereof. (Continued, and to be marked, dated and signed, on the other side)

THIS PROXY SHOULD BE SIGNED AND DATED BY THE STOCKHOLDER(S) EXACTLY AS SUCH STOCKHOLDER’S NAME APPEARS ON THIS PROXY AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES AREHELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. IF SHARES ARE HELD BY A CORPORATION, PLEASE PRINT FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, GIVING FULL TITLE AS SUCH. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
----------------------------------------------------------------------------------------------------------
PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” EACH OF PROPOSALS NO. 2 AND NO. 3 LISTED BELOW, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
Please mark your votes like this	☒

1. To re-elect each of the following director nominees to the Company’s board of directors to serve until hisrespective successor is duly elected and qualified:
NOMINEES:
(1) John Durham     (3) Michael Jung   (5) Mark Menell           (7) Riaz Valani
(2) Matt Freeman    (4) Richard Ling    (6) James Moloshok   (8) Tabreez Verjee

oFOR ALL  oWITHHOLD AS TO ALL   ☐*FOR ALL EXCEPT __________________________________________
*Except for the Nominee(s) listed above

2. To ratify the selection of Rowbotham & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
oFOR    ☐AGAINST  ☐ABSTAIN

3. To approve the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby).
☐FOR    ☐AGAINST  ☐ABSTAIN
4 To consider and act upon such other business as may be properly brought before the 2009 Annual Meeting of Stockholders or at any postponement or adjournment thereof.

  PLEASE RETURN THE SIGNED PROXY CARD AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE 2009 ANNUAL MEETING OF STOCKHOLDERS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _____________________________________ Signature_______________________________________ Date ,________________________ 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.